SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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The Andersons, Inc.
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THE ANDERSONS, INC.
480 West Dussel Drive
Maumee, Ohio 43537
March 20, 2008
Dear Shareholder:
          You are cordially invited to attend the Annual Meeting of shareholders that will be held on Friday, May 9, 2008, at 8:00 a.m., local time, at The Andersons’ Headquarters Building, 480 West Dussel Drive, Maumee, Ohio 43537.
          This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the meeting agenda, and how to vote your proxy and procedures for the meeting. It also describes how the board operates and gives you information about our director candidates. A form of proxy for voting at the meeting and our 2007 annual report to shareholders are also included with this booklet.
          It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. I urge you to vote your proxy as soon as possible so that your shares may be represented at the meeting. If you attend the Annual Meeting, you may revoke your proxy in writing and vote your shares in person, if you wish.
          I look forward to seeing you on May 9th.

Sincerely,
/s/Richard P. Anderson

Richard P. Anderson Chairman, Board of Directors

THE ANDERSONS, INC.
480 West Dussel Drive
Maumee, Ohio 43537
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	May 9, 2008
Time:	8:00 A.M., Local Time
Place:	The Andersons’ Headquarters Building
480 West Dussel Drive
Maumee, Ohio 43537
Matters to be voted upon:
1.	The election of eleven directors to hold office for a one-year term.

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

3.	The approval of an amendment to the Company’s 2005 Long-Term Performance Compensation Plan.

4.	The approval of an amendment to the Company’s Articles of Incorporation in order to authorize 50,000,000 additional Common Shares.

5.	Any other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.
Holders of record of The Andersons, Inc. Common Shares as of the close of business on March 12, 2008 will be entitled to vote at the Annual Meeting.

By order of the Board of Directors
Maumee, Ohio	/s/ Naran U. Burchinow
March 20, 2008	Naran U. Burchinow
Secretary

Your vote is important. Whether or not you plan to attend the Annual Meeting in person and regardless of the number of shares you own, please vote your shares by proxy, either by mailing the enclosed proxy card or, by telephone or via the Internet. If you attend the Annual Meeting, you may revoke your proxy in writing and vote your shares in person, if you wish.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 9, 2008
The Proxy Statement and Annual Report to Shareholders with Form 10K is available at www.edocumentview.com/ANDE

THE ANDERSONS, INC.
480 West Dussel Drive
Maumee, Ohio 43537
PROXY STATEMENT

Annual Meeting of Shareholders
May 9, 2008
Introduction
     The Board of Directors is soliciting your proxy to encourage your participation in the voting at the Annual Meeting and to obtain your support on each of the proposals described in this proxy statement. You are invited to attend the Annual Meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf. This proxy is being mailed to shareholders on or about March 24, 2008.
This Proxy Solicitation
     Included in this package are, among other things, the proxy card and this proxy statement. The proxy card and the identification number on it are the means by which you authorize another person to vote your shares in accordance with your instructions.
     This proxy statement provides you with information about the proposals and about The Andersons, Inc. (the “Company”) that you may find useful in deciding how to vote with respect to each of the proposals. After this introduction, you will find the following seven sections:
•	Voting

•	Proposals

•	Board of Directors

•	Appointment of Independent Registered Public Accounting Firm

•	Proposal Regarding Amendment to the 2005 Long-Term Compensation Plan

•	Proposal Regarding Amendment to Increase the Number of Shares of Authorized Stock

•	Share Ownership

•	Executive Compensation

•	Other Information
The Annual Meeting
     As shown on the Notice of Annual Meeting, the Annual Meeting will be held on Friday, May 9, 2008 at 8:00 a.m., local time, at The Andersons’ Headquarters Building in Maumee, Ohio. The Company’s Code of Regulations requires that a majority of our Common Shares be represented at the Annual Meeting, either in person or by proxy, in order to transact business.
     Abstentions and broker non-votes (proxies held in street name by brokers that are not voted on all proposals) will be treated as present for purposes of determining whether a majority of our Common Shares is represented.

     There were no shareholder proposals submitted for the 2008 Annual Meeting. We must receive any shareholder proposals for the 2009 Annual Meeting at our principal offices in Maumee, Ohio by December 31, 2008.
Common Shares Outstanding
     On March 12, 2008, The Andersons, Inc. had issued and outstanding 18,086,154 shares of common stock.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 9, 2008
     The proxy statement and Annual Report to Shareholders with Form 10K is available at www.edocumentview/ANDE.
Voting
     You are entitled to one vote at the Annual Meeting for each Common Share of The Andersons, Inc. that you owned of record as of the close of business on March 12, 2008.
How to Vote Your Shares
     You may vote your shares at the Annual Meeting by proxy or in person. Even if you plan to attend the meeting, we urge you to vote in advance. If your shares are recorded in your name, you may cast your vote in one of these four ways:
•	Vote by telephone: You can vote by phone at any time by calling the toll-free number (for residents of the U.S.) listed on your proxy card. To vote, enter the control number listed on your proxy card and follow the simple recorded instructions. If you vote by phone, you do not need to return your proxy card.

•	Vote by mail: If you choose to vote by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

•	Vote via the Internet: You can vote via the Internet by accessing the following website – www.investorvote.com. Follow the simple instructions and be prepared to enter the code listed on your proxy card. If you vote via the Internet, you do not need to return your proxy card.

•	Vote in person at the Annual Meeting.
     Shareholders who hold their shares beneficially in street name through a nominee (such as a bank or a broker) may be able to vote by telephone or the Internet, as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.
     When you vote by proxy, the shares you hold will be voted in accordance with your instructions. Your proxy vote will direct the designated persons (known as “proxies”) to vote your shares at the Annual Meeting in accordance with your instructions. The Board has designated Matthew C. Anderson, Naran U. Burchinow and Dale W. Fallat to serve as the proxies for the Annual Meeting.

How to Revoke Your Proxy
You may revoke your proxy at any time before it is exercised by any of the following means:
•	Notifying Naran U. Burchinow, our Corporate Secretary, in writing prior to the Annual Meeting;

•	Submitting a later dated proxy card, telephone vote; or internet vote or

•	Attending the Annual Meeting and revoking your proxy in writing. Your attendance at the Annual Meeting will not, by itself, revoke a proxy.
Voting at the Annual Meeting
     Your shares will be voted at the meeting as directed by the instructions on your proxy card or voting instructions if: (1) you are entitled to vote, (2) your proxy was properly executed, (3) we received your proxy prior to the Annual Meeting and (4) you did not validly revoke your proxy prior to the meeting.
The Board’s Recommendations
     If you send a properly executed proxy without specific voting instructions, the designated proxies will vote your shares for the election of the nominated directors, for the ratification of the independent registered public accounting firm, for the Amended 2005 Long-Term Performance Compensation Plan and for the Amendment to increase the number of shares of authorized stock.
Votes Required to Approve Each Item
     The Company’s Code of Regulations also states that the nominees for director receiving the greatest number of votes shall be elected. Therefore, abstentions and broker non-votes will not count as a vote for or against the election of directors.
     The ratification of the independent registered public accounting firm requires a majority of the Common Shares present and eligible to vote. A broker non-vote or abstention will count as a vote against this proposal.
     The approval of the Amended 2005 Long-Term Performance Compensation Plan requires a majority of the common shares present and eligible to vote. A broker non-vote or abstention will count as a vote against this proposal.
     The approval of the Amended Articles of Incorporation to increase the number of shares of authorized stock requires an affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding Common Shares. A broker non-vote or abstention will count as a vote against this proposal.
Where to Find Voting Results
     We will announce the voting results at the Annual Meeting and will publish the voting results in the Company’s Form 10-Q for the second quarter ended June 30, 2008. We will file that Form 10-Q with the Securities and Exchange Commission in August 2008.
Proposals
     The Governance / Nominating Committee and the Board, including all independent directors, have nominated eleven directors each for a one-year term. The Audit Committee has hired and the Board has approved PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2008 and recommends that you vote for their ratification. The Board has approved the Amended 2005

Long-Term Performance Compensation Plan and the Amended Articles of Incorporation to increase the number of shares of authorized stock and recommends that you vote for each of these amendments.
Election of Directors
     The Board of Directors is currently comprised of eleven directors. The Governance / Nominating Committee and Board of Directors have nominated and recommend the election of each of the eleven nominees listed below Each Director that is elected will serve until the next Annual Meeting or until their earlier removal or resignation. Each of the nominees listed is currently a Director of the Company with the exception of Ross W. Manire, described below. John F. Barrett, a director of the Company since 1992, has declined to stand for re-election. The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute, unless the Board of Directors reduces the number of directors as provided for in the Company’s Code of Regulations.
     Directors will be elected at the Annual Meeting by a plurality of the votes cast at the Annual Meeting by the holders of shares represented in person or by proxy. There is no right to cumulative voting as to any matter, including the election of directors.
     The following is a brief biography of each nominee. Information as to their ownership of the Common Shares can be found in the “Share Ownership” section at page 16. All information provided is current as of March 12, 2008, the record date for shareholders entitled to vote at the Annual Meeting.

		Principal Occupation, Business Experience	Director
Name	Age	and Other Directorships	Since

Michael J. Anderson	56	President and Chief Executive Officer since January 1999, President and Chief Operating Officer from 1996 through 1998, Vice President and General Manager of the Retail Group from 1994 until 1996 and Vice President and General Manager Grain Group from 1990 through 1994. Chairman of Interstate Bakeries Corporation. Director of FirstEnergy Corp.	1988

Richard P. Anderson	78	Chairman of the Board since 1996, Chief Executive Officer from 1987 to 1998, Managing Partner from 1984 to 1987, general partner and member of Managing Committee from 1947 to 1987.	1987

Catherine M. Kilbane	44	Senior Vice President, General Counsel and Secretary of American Greetings Corporation since 2003. Prior to that a partner with the Cleveland law firm of Baker & Hostetler LLP.	2007

		Principal Occupation, Business Experience	Director
Name	Age	and Other Directorships	Since

Robert J. King, Jr.	52	Senior Managing Director, Financial Stocks, Inc. since 2006. Formerly Managing Director, Western Reserve Partners LLC, Regional President of Fifth Third Bank from 2002 through 2004 and Chairman, President and Chief Executive Officer of Fifth Third Bank (Northeastern Ohio) from 1997 through 2002. Director of Shiloh Industries, Inc. and MTD Holdings, Inc.	2005

Paul M. Kraus	75	Of counsel to the Toledo, Ohio law firm of Marshall & Melhorn, LLC, member since 1962.	1988

Ross W. Manire	56	Chairman and Chief Executive Officer of ExteNet Systems, Inc. since 2002. Served as President, Enclosure Systems Division of Flextronics International from 2000 to 2002. Prior to that held senior management positions at Chatham Technologies, Inc., and 3Com Corporation. Former Partner at Ridge Capital Corporation and Ernst and Young. Director of Zebra Technologies Corporation and Eagle Test Systems, Inc.	n/a

Donald L. Mennel	61	President and Treasurer of The Mennel Milling Company since 1984. Served as a member of the Federal Grain Inspection Service Advisory Board and a past chairman of the Eastern Soft Wheat Technical Board.	1998

David L. Nichols	66	Past President and Chief Operating Officer of Macy’s South, a division of Macy’s, Inc. from 2000 through 2005, previously Chairman and Chief Executive Officer of Mercantile Stores, Inc. Director of R. G. Barry Corporation. Past director of the Federal Reserve Bank, Cleveland, Ohio.	1995

Sidney A. Ribeau	60	President of Bowling Green State University since 1995. Previously Vice President for Academic Affairs at California State Polytechnic University, Pomona, California. Director of Worthington Industries, Inc. and Convergys Corp., Inc.	1997

Charles A. Sullivan	72	Past Chairman of the Board and former Chief Executive Officer of Interstate Bakeries Corporation. Past director of UMB Bank of Kansas City, Missouri. Advisory director of Plaza Belmont, LLC.	1996

Jacqueline F. Woods	60	Retired President of Ameritech Ohio (subsequently renamed AT&T Ohio). Director of The Timken Company and School Specialty, Inc.	1999

Certain Relationships, Legal Proceedings and Related Party Transactions
     Richard P. Anderson and Paul M. Kraus are brothers-in-law. Michael J. Anderson is a nephew of Richard P. Anderson and Paul M. Kraus.
     Certain Real Estate Transactions In 2006, the Company had elected to divest itself of certain real estate which it had owned since its incorporation by selling it as residential homesites. A committee of the independent Directors supervised the disposition process, and was advised by their independent counsel and real estate advisors that local zoning laws and prevailing land uses made sale of the parcels as residential properties the most practical and easily disposable use of the properties. An offer to purchase a parcel at appraised value was received from Daniel T. Anderson, President of the Retail Group and son of Richard P. Anderson, director, and accepted by the Company. That sale transaction closed in 2007.
     The Company believes that the sale was on terms no less favorable to the Company than a sale made to unaffiliated persons.
     Certain Transactions with Charitable Foundation The Company contributes a portion of its earnings to charities and The Anderson Foundation (the “Foundation”), a 501(c)(3) charitable foundation established by the Anderson family. Richard P. Anderson is a trustee of The Anderson Foundation, together with other relatives and Dale Fallat, an officer of the Company. The Foundation was not created by the Company, nor does the Company have a formal role in its governance. For 2007, the Foundation received contributions of $3.3 million from the Company in the form of common shares of CBOT Holdings, Inc.
     Director Medical Insurance – Richard P. Anderson and Paul M. Kraus receive medical coverage consistent with retirees of the Company. Richard P. Anderson is a recent retiree. Paul M. Kraus is the spouse of Carol Anderson Kraus – one of the original general partners of the partnership which was the predecessor entity to the Company. As such, Ms. Kraus (and thereby Paul M. Kraus) had been given the option to participate in the Company’s retiree medical plan. Each pay a portion of the premium cost consistent with other retirees of the Company.
     Review and Approval of Transactions with Related Persons The Governance / Nominating Committee is charged with the review of any transactions with related persons. They may utilize outside legal counsel or the Company’s general counsel to provide opinions as to the appropriateness of any potential related party transaction. All directors and officers complete annual questionnaires regarding their stockholdings and transactions which may possibly be regarded as involving related parties. In considering any matter, the Governance/Nominating Committee will consider the terms of the Company’s Standards of Business Conduct, which directors and officers also commit to observe.
     The Board of Directors recommends a vote FOR the election of the eleven directors as presented.
Approval of Independent Registered Public Accounting Firm
     The Audit Committee has hired and the Board of Directors has approved PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2008.
     If the shareholders do not ratify this appointment by a majority of the shares represented in person or by proxy at the Annual Meeting, the Audit Committee will consider other independent registered public accounting firms.
     The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.

Approval of an Amendment to the Company’s Articles of Incorporation
     The Board of Directors presents to shareholders a proposal to amend the Company’s Restated and Amended Articles of Incorporation to increase the number of authorized Common Shares from 25,000,000 to 75,000,000.
Approval of an Amendment to the Company’s 2005 Long-Term Performance Compensation Plan
     The Board of Directors presents to shareholders a proposal to amend The Andersons, Inc. 2005 Long-Term Performance Compensation Plan (the “Plan”). You are being asked to approve an amendment to the Plan that will increase the number of Common Shares available for grant by 500,000 to 1,326,000. This 2005 Plan was approved by shareholders at the 2005 Annual Meeting and replaced a similar plan that had been in place since 1996.
Other Business
     At the date of this Proxy Statement, we have no knowledge of any business other than the proposals described above that will be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting, the proxies will be voted on at the discretion of the proxy holders.
Board of Directors

Committees of the Board
Governance /
Name	Board	Audit	Compensation	Nominating	Finance
Michael J. Anderson	X
Richard P. Anderson	C
John F. Barrett (1)	X		X
Catherine M. Kilbane	X	X
Robert J. King, Jr.	X		X		C
Paul M. Kraus	X
Ross W. Manire	X				X
Donald L. Mennel	X	C		X
David L. Nichols	X	X			X
Sidney A. Ribeau	X		C	X
Charles A. Sullivan	X	X		C
Jacqueline F. Woods	X		X	X	X

C	Chair, X Member

(1)	Not standing for re-election
Board Meetings and Committees
     The Board of Directors held five regular meetings in 2007. Each director attended 75% or more of the 2007 meetings of the Board of Directors and committees on which each such director serves, except for Catherine Kilbane who was first appointed to the Board at its October 2007 meeting and Ross Manire who is being nominated for election at the May 2008 Annual Meeting. Each of the Board members, except John

Barrett, Ross Manire and Catherine Kilbane, attended the 2007 Annual Shareholders Meeting. John Barrett and Sidney Ribeau attended two of the three Compensation Committee meetings and Sidney Ribeau attended one of two Governance / Nominating Committee meetings. Charters for each of the following Committees are available at www.andersonsinc.com under Corporate Governance within the Investor Relations section of the website.
     Audit Committee: The Audit Committee is comprised of four independent members and, among other duties, appoints the independent registered public accounting firm, reviews the internal audit and external financial reporting of the Company, reviews the scope of the independent audit and considers comments by the independent registered public accounting firm regarding internal controls and accounting procedures and management’s response to those comments. The Audit Committee held four regular meetings in 2007 and one special meeting.
     The Board has determined that Donald L. Mennel, the Chairman of the Audit Committee, is an “audit committee financial expert” as defined in the federal securities laws. All members of the Audit Committee are independent as defined in the NASDAQ Corporate Governance Standards for Listed Companies.
     Compensation Committee: The Compensation Committee, comprised solely of four independent directors, reviews the recommendations of the Company’s Chief Executive Officer and Vice President, Human Resources as to the appropriate compensation that includes base salaries, short-term and long-term compensation, and benefits of the Company’s officers (other than the Chief Executive Officer) and determines the compensation of such officers and the Company’s Chief Executive Officer for the ensuing year. In addition, under the Company’s 2005 Long-Term Performance Compensation Plan, the Compensation Committee reviews, approves and recommends to the Board of Directors grants of equity-based compensation to all participants and reviews and approves the “Compensation Discussion and Analysis” appearing in this proxy statement on page 21. The Compensation Committee met three times during 2007. All members of the Compensation Committee are independent as defined in the NASDAQ Corporate Governance Standards for Listed Companies.
     Finance Committee: The Finance Committee is comprised of four independent directors and is charged with monitoring and overseeing the Company’s financial resources, strategies and risks, especially those that are long-term in nature. The Committee was created by resolution of the Board in its October 2007 meeting and held its first meetings in January, 2008. All members of the Finance Committee are independent as defined in the NASDAQ Corporate Governance Standards for Listed Companies.
     Governance / Nominating Committee: The Governance / Nominating Committee is comprised solely of four independent directors. This Committee met twice in 2007. The Committee recommends to the Board actions to be taken regarding its structure, organization and functioning, selects and reviews candidates to be nominated to the Board, reports to the Board regarding the qualifications of such candidates, and recommends a slate of directors to be submitted to the shareholders for approval and conducts regular meetings of the independent directors without management being present. The Governance / Nominating Committee recommended the election to the Board of each nominee named in this proxy statement. The charter for the Governance / Nominating Committee is available at the Company’s website www.andersonsinc.com. All members of the Governance / Nominating Committee are independent as defined in the NASDAQ Corporate Governance Standards for Listed Companies.
     It is the policy of the Governance / Nominating Committee to consider for nomination as a director any person whose name is submitted by a shareholder, provided that the submission is made prior to December 31 of the year that precedes the next annual meeting of shareholders and provided that the person is willing to be considered as a candidate.
     Each candidate for director is evaluated on the basis of his or her ability to contribute expertise to the businesses and services in which the Company engages, to conduct himself or herself in accordance with the Company’s Statement of Principles, and to contribute to the mission and greater good of the Company.

The candidate’s particular expertise, as well as existing Board expertise, is taken into consideration. A candidate’s “independence,” as defined by applicable laws, and the Board’s ratio of independent to non-independent directors is also taken into consideration. Qualifications and specific qualities or skills considered necessary for one or more of the directors to possess include, but are not limited to, the following:
•	Able to serve for a reasonable period of time

•	Multi-business background preferred

•	Successful career in business preferred

•	Active vs. retired preferred

•	Audit Committee membership potential

•	Strategic thinker

•	Leader / manager

•	Agribusiness background, domestic and international

•	Transportation background

•	Retail background

•	Brand marketing exposure
     Submission of names by shareholders is to be made to the Secretary of the Company, at the Company’s Maumee, Ohio address. The Secretary, in turn, submits the names to the Chair of the Governance / Nominating Committee.
     Lead Director: Charles A. Sullivan serves as Lead Director. The Lead Director chairs meetings of the independent directors, approves board meeting agendas, has the authority to call meetings of the independent directors and serves as a liaison with the Chairman.
     Executive Sessions of the Board: Our independent directors meet in executive session at each Board meeting. Our Lead Director chairs these executive sessions.
     Shareholder Communications to Board: Shareholders may send communications to the Board by writing any of its officers at the Company’s Maumee, Ohio address or by calling any officer at 419-893-5050 or 800-537-3370. All shareholder communications intended for the Board will be forwarded to the Board members. Shareholders may also obtain additional information about the Company at the Company’s website (www.andersonsinc.com).
Code of Ethics
     The Company has Standards of Business Conduct that apply to all employees, including the principal executive officer, principal financial officer and the principal accounting officer. These Standards of Business Conduct are available on the Company’s website (www.andersonsinc.com). The Company intends to post amendments to or waivers, if any, from its Standards of Business Conduct as relates to the Company’s chief executive officer, principal financial officer or principal accounting officer on its website.
Audit Committee Report
     The Audit Committee of The Andersons, Inc. Board of Directors is comprised of four independent directors and operates under a written charter. The Audit Committee appoints, establishes fees to, pre-approves non-audit services provided by, and evaluates the performance of, the Company’s independent registered public accounting firm. The Audit Committee’s appointment of the Company’s independent registered public accounting firm is presented to the shareholders in the annual proxy statement for ratification.

     Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm is responsible for performing an audit of the consolidated financial statements of the Company in accordance with standards established by the Public Company Accounting Oversight Board (PCAOB) and for issuing their reports. The Audit Committee is responsible for monitoring and overseeing these processes.
     In this context, the Audit Committee has met and held discussions with management, the Company’s internal audit manager and the independent registered public accounting firm. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management, the Company’s internal audit manager and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and reviewed all material written communications between the independent registered public accounting firm and management.
     The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.
     The Audit Committee has also reviewed the services provided by the independent registered public accounting firm (as disclosed below under the caption “Audit and Other Fees”) when considering their independence.
     Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.
AUDIT COMMITTEE
Donald L. Mennel (chair), David L. Nichols, Charles A. Sullivan, Catherine M. Kilbane
Appointment of Independent Registered Public Accounting Firm
Independent Registered Public Accounting Firm
     PricewaterhouseCoopers LLP (“PwC”) served as the Company’s independent registered public accounting firm for the year ended December 31, 2007. The Audit Committee has appointed PwC as the independent registered public accounting firm of the Company for the year ending December 31, 2008.
     Representatives from PricewaterhouseCoopers LLP are expected to attend the meeting. They will have an opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to questions.
Audit and Other Fees
     During 2007, PwC not only acted as the Company’s independent registered public accounting firm but also rendered other services to the Company. The following table sets forth the aggregate fees billed by

PwC for audit and tax related services related to 2007 and 2006 and for other services billed in the most recent two years:

Fees	2007	2006
Audit (1)	$1,465,994	$1,619,118
Audit-related	—	—
Tax (2)	115,945	120,412
Other (3)	1,500	1,500

Total	$1,583,439	$1,741,030

(1)	Fees for professional services rendered for the audit of the consolidated financial statements, statutory and subsidiary audits, consents, income tax provision procedures, assistance with review of documents filed with the SEC and the issuance of a comfort letter to underwriters as part of the Company’s registration and issuance of 2.3 million Common Shares in 2006.

(2)	Fees for services related to tax consultations and tax planning projects.

(3)	Annual license fee for technical accounting research software.
Policy on Audit Committee Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm
     In accordance with the Securities and Exchange Commission’s rules issued pursuant to the Sarbanes-Oxley Act of 2002 which require, among other things, that the Audit Committee pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm, the Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by the Company’s independent registered public accounting firm. Under this policy, the Audit Committee specifically pre-approves at the beginning of each fiscal year all audit and audit-related services to be provided by the independent registered public accounting firm during that fiscal year within a general budget. The Audit Committee is updated as to the actual billings for these items on a quarterly basis.
     Tax and all other services that are permitted to be performed by the independent registered public accounting firm, but could also be performed by other service providers, require specific pre-approval by the Audit Committee after considering other bids and the impact of these services on auditor independence. If the Audit Committee pre-approves services in these categories by the independent registered public accounting firm, the Audit Committee is updated on a quarterly basis as to the actual fees billed under each project.
     Since May 6, 2003, 100% of the tax and other fees were pre-approved by the Audit Committee. All fees noted above were for full-time, permanent employees of PricewaterhouseCoopers LLP.
Proposal Regarding Amendment to Increase Number of Shares of Authorized Stock
     By resolution dated February 22, 2008, the Board of Directors adopted a resolution declaring it advisable to amend subsection (a) of Article Fourth of the Company’s Restated and Amended Articles of Incorporation to increase by 50,000,000 the aggregate number of shares of common stock, no par value (“Common Stock”), that the Company has the authority to issue to an aggregate 75,000,000 shares which, when added to the 1,000,000 shares of preferred stock, no par value (“Preferred Stock”) which the Company is currently authorized to issue, shall bring the total number of the Company’s authorized shares to 76,000,000 shares. The 1,000,000 shares of Preferred Stock which the Company is authorized to issue will remain unchanged. The proposed revised subsection (a) of Article Fourth of the Company’s Restated and

Amended Articles of Incorporation is set forth as Appendix A to this Proxy Statement. The Board of Directors directed that the amendment be submitted for consideration by the stockholders at the Annual Meeting.
     As of March 12, 2008, the issued and outstanding shares of stock of the Company were as follows: 18,031,778 shares of Common Stock and zero shares of Preferred Stock. In addition, as of the same date, approximately 83,000 shares of Common Stock have been reserved for issuance under the Company’s Long Term Compensation Plan before the proposed amendment included herein.
     The additional Common Stock would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The holders of the Common Stock of the Company are not entitled to preemptive rights or cumulative voting. Accordingly, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of the Company’s stockholders. The increase in the number of authorized shares may possibly be used in anti-takeover actions. While the authorization of additional shares might have such an effect, the Board of Directors does not intend or view the proposed increase in authorized shares as an anti-takeover measure.
     The authorized shares of Common Stock in excess of those presently outstanding will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by the Company’s stockholders, except as may be required by applicable laws or regulations, including stock exchange rules. The Board of Directors believes that it is in the best interests of the Company and its stockholders to have additional shares of Common Stock authorized which would be available for issuance for stock dividends, stock splits, retirement of indebtedness, employee benefit programs, corporate business combinations, acquisitions, debt leverage management, working capital or other corporate purposes. The Board of Directors believes the current number of authorized and unissued common shares available for issuance is too limited to allow prompt or flexible action by the Board if and when needed. The Board does not intend to issue any stock except for reasons and on terms which the Board deems to be in the best interests of the Company. Because the holders of the Common Stock do not have preemptive rights, the issuance of Common Stock (other than on a pro rata basis to all current stockholders) would reduce the current stockholders’ proportionate interests. However, in any such event, stockholders wishing to maintain their interests may be able to do so through normal market purchases. There are no currently issued shares of Preferred Stock, and no change is being made to any right of any prospective holder of Preferred Stock.
Vote Required
     The Board of Directors unanimously recommends a vote FOR the proposal to amend the Company’s Restated and Amended Articles of Incorporation to increase the aggregate number of shares of stock Common Stock that the Company is authorized to issue.
     Proxies will be so voted unless stockholders specify otherwise in their proxies. The affirmative vote of holders of two-thirds of the outstanding shares of Common Stock is required for approval of this proposal. Consequently, abstentions and broker non-votes will have the same effect as votes against the proposal. If the proposed amendment is approved by the stockholders, it will become effective upon the acceptance for record of the Article of Amendment with the Secretary of State of Ohio, which will occur as soon as reasonably practicable after approval.

Proposal Regarding Amended 2005 Long-Term Performance Compensation Plan
Purpose
     The primary purpose of the Amended 2005 Long-Term Performance Compensation Plan (the “Plan”), originally adopted in May 2005, is to provide competitive long-term compensation to participants in order to align their interest with the Company’s shareholders through share ownership and investment in the Company, and to encourage long-term growth in shareholder value through the achievement of specified financial objectives. The Company’s management believes that the Company’s future success and profitability will depend in large measure on its ability to continue to attract, retain and motivate highly qualified individuals. In order to do this, an effective compensation policy for these individuals must include not only a competitive annual salary and bonus, but also long-term incentives linked to growth in shareholder value and corporate performance.
Proposed Amendment
     You are being asked to approve an amendment to the Plan that would increase the number of Common Shares available to be issued under the Plan from 826,000 to 1,326,000. There are no other changes to the Plan as previously adopted.
          The Board of Directors has approved the amendment at its February 22, 2008 meeting and recommends that each shareholder vote FOR its approval. The approval of the amendment requires a majority of the common shares present and eligible to vote. A broker non-vote or abstention will count as a vote against this proposal.
Terms of the Amended 2005 Long-Term Performance Compensation Plan
     The Amended 2005 Long-Term Performance Compensation Plan is set forth in its entirety in Appendix B to this Proxy Statement. The following is a summary of the principal features of the Plan.
General terms
     Officers and key employees, as well as non-employee directors, are eligible to receive non-qualified stock options, incentive stock options, stock only stock appreciation rights (“SOSARs”), restricted shares, performance share units (“PSUs”) and/or other cash or Common Share performance awards. The Compensation Committee and the Board of Directors approves participant eligibility criteria, as well as the form of award (cash or Common Shares), the type, amount and the award terms.
     Vesting of options, SOSARs, PSUs and restricted shares is set forth in the award agreement and is established by the Committee. Generally, a participant’s rights and interests in an award are not transferable except by will or in certain other specified situations. For all awards, expiration is immediate if termination was for cause. If termination occurs due to death, disability, retirement, sale of specific business unit or change in control, there are specific vesting provisions as described in the plan.
     The Plan will terminate on May 6, 2015. Termination will not affect the right of any Participant to receive awards previously granted.
     Following are key provisions of the awards described in the Plan:
     Options
•	May include non-qualified and incentive stock options.

•	The option price will be at least equal to the market price at the date of grant.

•	No participant may receive options to purchase more than 150,000 Common Shares in one year.

•	The Compensation Committee or the Board of Directors will determine vesting period and term of the option, as well as method of payment for the option price.
Stock Only Stock Appreciation Rights (SOSAR)
•	SOSARs are rights to receive a number of Common Shares, based upon the appreciation in the fair market value of the Common Shares over a specified period as determined by the Compensation Committee or the Board of Directors.

•	Grant price will be at least equal to fair market value on date of grant.

•	Value payable upon exercise is equal to the fair market value at the exercise date minus the grant price and shall only be payable in Common Shares.

•	The Compensation Committee or the Board of Directors will determine vesting period and term of the SOSAR.
Performance Share Units (PSUs)
•	PSUs are awards granting the right to receive Common Shares, as determined by the degree to which specified performance objectives have been achieved during a performance period.

•	The vesting of a PSU award will be based on threshold and target objectives as determined by the Compensation Committee or the Board of Directors

•	Payment of a vested PSU award will be made within 75 days after the end of a calendar year in which the PSU becomes vested. Payment of a PSU is in the form of Common Shares and cannot be paid out in cash.

•	PSUs have no shareholder rights during the performance period, however, equivalent dividends may be made through the grant of additional PSUs.
Restricted Shares
•	Restricted shares are Common Shares that include one or more restrictions, most commonly a restriction on sale. Restricted shares may be awarded from time to time by the Compensation committee or the Board of Directors to participants on a contingency basis.

•	Restricted shares allow their holder to receive dividends and vote on shareholder matters.

•	Upon the lapse of the restriction, fully transferable Common Shares will be issued.

•	The Compensation Committee or the Board of Directors determines the vesting provisions and schedule for each restricted share award.

Benefits under the Amended 2005 Long-Term Performance Compensation Plan
     The following table sets forth the amount of SOSARs and PSUs that were granted under the Plan in 2007.

		Performance Share Units /
Name and Position	SOSARs	Restricted Shares
Michael J. Anderson, President and Chief Executive Officer	25,700	5,150
Richard R. George, Vice President, Controller and CIO	2,800	560
Gary L. Smith, Vice President, Finance and Treasurer	2,800	560
Dennis S. Addis, President, Plant Nutrient Group	7,770	1,500
Harold M. Reed, President, Grain and Ethanol Group	10,000	1,900
Rasesh H. Shah, President, Rail Group	11,000	2,100
Executive group	78,970	15,640
Non-executive director group	29,700	—
Non-executive officer employee group	48,575	14,520
Equity Plans
The following table gives information as of December 31, 2007 about the Company’s Common Shares that may be issued upon the exercise of options under all of its existing equity compensation plans.

Equity Compensation Plan Information
	(a)		Number of securities remaining
	Number of securities to	Weighted-average	available for future issuance
	be issued upon exercise	exercise price of	under equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities reflected in
Plan category	warrants and rights	warrants and rights	column (a))
Equity compensation plans approved by security holders	1,118,143 (1)	$25.57	782,176 (2)

(1)	This number includes options and SOSARs (1,007,683), performance share units (73,984) and restricted shares (36,476) outstanding under The Andersons, Inc. 2005 Long-Term Performance Compensation Plan dated May 6, 2005. This number does not include any shares related to the Employee Share Purchase Plan. The Employee Share Purchase Plan allows employees to purchase common shares at the lower of the market value on the beginning or end of the calendar year through payroll withholdings. These purchases are completed as of December 31.

(2)	This number includes 493,245 Common Shares available to be purchased under the Employee Share Purchase Plan.

Share Ownership
Shares Owned by Directors and Executive Officers
     This table indicates the number of Common Shares beneficially owned as of February 29, 2008. The table displays this information for the directors and executive officers as a group, for each director individually and for the Named Executive Officers (as defined hereafter).

	Amount and Nature of Shares Beneficially
	Owned as of February 29, 2008
		Aggregate Number Of
	SOSARs /	Shares Beneficially		Percent of
Name	Options (a)	Owned		Class (b)
Dennis J. Addis	36,000	37,734	(c)	*
Michael J. Anderson	122,000	305,539	(d)	2.36%
Richard P. Anderson	38,000	443,660	(e)	2.67%
John F. Barrett	10,200	34,057		*
Richard R. George	13,000	32,829	(h)	*
Catherine M. Kilbane	1,000	371		*
Robert J. King Jr.	2,000	1,000		*
Paul M. Kraus	10,200	140,060	(f)	*
Ross W. Manire	—	—		*
Donald L. Mennel	10,200	32,776		*
David L. Nichols	—	16,996		*
Harold M. Reed	40,000	43,566		*
Sidney A. Ribeau	13,814	17,472		*
Rasesh H. Shah	37,500	51,309		*
Gary L. Smith	6,200	14,186		*
Charles A. Sullivan	10,200	47,075	(g)	*
Jacqueline F. Woods	10,200	13,154		*
All directors and executive officers as a group (22 persons)	415,020	1,507,342		10.42%

(a)	Includes options exercisable within 60 days of February 29, 2008.

(b)	An asterisk denotes percentages less than one percent.

(c)	Includes 1,634 Common Shares owned by Jonathan Addis, Mr. Addis’s son. Mr. Addis disclaims beneficial ownership of such Common Shares. Includes 33,891Common Shares owned by Dennis J. Addis, Trustee of the Dennis J. and Therese A. Addis Joint Revocable Trust.

(d)	Includes 100,092 Common Shares held by Mrs. Carol H. Anderson, Mr. Anderson’s spouse. Mr. Anderson disclaims beneficial ownership of such Common Shares.

(e)	Includes 440,622 Common Shares held by Richard P. Anderson, LLC. Richard P. Anderson holds all options on Common Shares. Voting shares of the LLC are held 50% by Richard P. Anderson and 50% by Mrs. Frances H. Anderson, Mr. Anderson’s spouse. Nonvoting shares are held 24.53% each by Mr. Anderson and Mrs. Anderson. Mr. and Mrs. Anderson’s children and grandchildren hold the remaining nonvoting shares. Mr. Anderson disclaims beneficial ownership of such Common Shares.

(f)	Includes 63,300 Common Shares held by Mrs. Carol A. Kraus, Mr. Kraus’s spouse. Mr. Kraus disclaims beneficial ownership of such Common Shares.

(g)	Includes 17,500 Common Shares owned by Charles A. Sullivan Trust.

(h)	Includes 29,236 Common Shares owned by Richard R and Susan K George Trust.

Share Ownership of Certain Beneficial Owners

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner	Beneficial Ownership	Percent of Class

Common Shares	Advisory Research, Inc.	1,346,176	7.52%
	180 North Stetson Street
	Suite 5500
	Chicago, Illinois 60601
Common Shares	Capital Research Global	1,647,000	9.20%
	Investors
	333 South Hope Street
	Los Angeles, California 90071
Compliance with Section 16(a) of the Securities Exchange Act of 1934
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. In addition, persons that are not executive officers or directors but who beneficially own more than ten percent of Common Shares, must also report under Section 16(a). Copies of all Section 16(a) forms filed by officers, directors and greater-than-10% owners are required to be provided to the Company.
     We have reviewed the reports and written representations from the executive officers and directors. Based on our review, we believe that all filing requirements were met during 2007, except for the following:
•	The following directors filed a late Form 4 for the March 1, 2007 grant of SOSARs made by the Company:
•	Richard P Anderson

•	Paul M. Kraus

•	Sidney A. Ribeau

•	John F. Barrett

•	Donald L. Mennel

•	Charles A. Sullivan

•	Robert J. King, Jr.

•	David L. Nichols

•	Jacqueline F. Woods
•	The following officers filed a late Form 4 for the March 1, 2007 grant of SOSARs and PSUs made by the Company:
•	Dennis J. Addis

•	Phillip C. Fox

•	Rasesh H. Shah

•	Daniel T. Anderson

•	Charles E. Gallagher

•	Gary L. Smith

•	Michael J. Anderson

•	Richard R. George

•	Thomas L. Waggoner

•	Naran U. Burchinow

•	Harold M. Reed
•	John F. Barrett filed a late Form 4 for a December 2007 gift of Common Shares.

•	Rasesh H. Shah, Gary L, Smith and Phillip C. Fox each filed a late Form 4 for shares they purchased through the Company’s Employee Share Purchase Plan on January 1, 2007.

•	Harold M. Reed filed a late Form 4 for the gift of 25 shares in March 8, 2007.

•	Richard P. Anderson filed a late Form 4 for the sale of 20,000 shares on August 13, 2007.

Executive Compensation
Compensation Committee Report
     The Compensation Committee has reviewed with management the Compensation Discussion and Analysis which follows, and recommends to the Board of Directors of The Andersons, Inc. that it be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2007.
Compensation Discussion and Analysis
General Principles and Procedures
Compensation Committee’s Role and Responsibilities
     The Compensation Committee, which is composed solely of independent directors, reviews all aspects of cash and long-term incentive compensation for executive officers and makes recommendations to the Board. The President and CEO along with the Vice President, Human Resources make initial recommendations to the Compensation Committee and participate in Compensation Committee discussions. The Compensation Committee then makes recommendations related to the compensation provided to executive officers (including the Named Executive Officers (“NEOs”)) to the Board of Directors for their approval. Management has retained Findley Davies, an independent human resource consulting, actuarial, and administrative services firm based in Toledo, Ohio to assist in the design and development of its compensation policies. Management also retained the Hay Group, global management consultants headquartered in Philadelphia, Pennsylvania, to perform evaluations of executive positions and for benchmark competitive data.
     The Compensation Committee does not currently engage consultants or advisors that are independent from those engaged by management.
Rewarding Performance and Achieving Objectives
     Our compensation plans and policies are structured to achieve the following goals:
•	Compensation should reflect a balanced mix of short- and long-term components.

•	Short-term cash compensation (which is both base pay and bonuses) should be based on annual Company, business unit and individual performance.

•	Long-term equity compensation should encourage achievement of the Company’s long-term performance goals and align the interests of executives with shareholders.

•	Executives should build and maintain appropriate levels of Company stock ownership so their interests continue to be aligned with the Company’s shareholders.

•	Compensation levels should be sufficient to attract and retain highly qualified employees.

•	Compensation should reflect individual performance and responsibilities.

The Components of Our Compensation.
     All NEOs are employed at will and have the same general compensation components, which are:
•	Base salary, paid in cash;

•	Bonuses or “short-term incentive compensation,” paid in cash; and

•	Equity or “long-term incentive compensation,” paid in the form of equity grants as discussed below.
     The combined base salary and short-term incentive compensation may be called the Company’s Total Cash Compensation. Total Cash Compensation combined with long-term incentive compensation may be called Total Direct Compensation. Each component is described in greater detail below.
2007 Executive Compensation Components
Benchmarking
     For all salaried positions, including our NEOs, we compare our compensation to that of other companies annually. We use the Compensation Planning and Executive Compensation Surveys, an annual study of U.S. businesses, produced by the Hay Group, for such comparisons. Specifically for the majority of salaried positions from entry level to executive levels, we compare ourselves to a cross-section of U.S. industrial companies selected from the Hay Group survey’s list of participants. For years prior to 2007, selected companies had annual revenues under $1 billion. For 2007, we expanded this index to companies with annual revenues under $1.5 billion and supplemental data gathered from Hay, Findley-Davies and proxy statements to support the findings. For 2008 and future years, we have created an index of 137 companies, with average revenue of approximately $1.8 billion. In each year, we utilized an index of companies whose average revenues were lower than the Company’s revenues for the same period. We felt that our commodities-based business created revenue figures that overstated our true peer size, and we sought to avoid the upward compensation pressure that an index of companies with larger revenue might create. The 2008 index includes representation from a broad range of industries similar to those that we compete in, such as manufacturing, chemicals, energy, food / beverage / tobacco, retail, wholesale, and transportation, among others. For the CEO, we also utilized information from the proxy reports of a peer group of 22 companies selected based on financial criteria that were comparable to our own. In addition to sales and industry, we considered net income, total assets, market capitalization and return metrics including return on revenue, assets and equity. In addition to meeting the financial criteria, some companies were selected based on having a business model similar to ours (i.e., operations in multiple industries).
     Our current pay strategy is to have Total Direct Compensation on a par with the median of our competitive benchmark if annually established target levels of pre-tax income performance at the Company and business segment level are achieved. We set base salaries below the 50th percentile and use short and long-term incentive pay to bring the NEOs, Total Direct Compensation to the 50th percentile when target performance levels are reached. Performance above target allows an NEO to exceed the 50th percentile. For the CEO, an average of the 25th percentile and 50th percentile from the two peer groups described above are used to develop a target range for Total Cash and Total Direct Compensation. We believe this approach strikes a balance between the broader Hay peer group information used for lower levels of the company with CEO information from organizations that are more precisely aligned with us in terms of the criteria described above.
Base Pay
     For the base pay of NEOs, we target the middle of a range between the 25th and 50th percentiles of our competitive benchmark. The base pay of our CEO is targeted at the 25th percentile.

     Following is 2007 base salary and the dollar and percentage change from 2006 base salaries. A change in pay cycle occurred in early 2006 that resulted in a one-time 5 day pay deferral into the following year. This had the impact of reducing the 2006 base salary by approximately 3.8% for all NEOs. In the following table, the pay cycle change impact on 2006 salary had the effect of overstating the year to year increase into 2007.

	Base Salary
	2007	2006	% increase

Michael J. Anderson	$462,692	$415,385	11.4%
Richard R. George	$200,077	$184,616	8.4%
Gary L. Smith	$200,077	$184,616	8.4%
Dennis J. Addis	$238,077	$221,154	7.7%
Harold M. Reed	$240,000	$230,769	4.0%
Rasesh H. Shah	$262,115	$240,385	9.0%
Bonus, Performance Targets & Thresholds
     We believe that our cash bonus plan (which we call the Management Performance Plan or MPP) encourages sound investment decisions, prudent asset management and profitable segment and Company performance.
     The Management Performance Plan requires the setting of annual income “thresholds” and “targets” for each of the Company’s five business groups (Grain & Ethanol, Rail, Plant Nutrient, Retail and Turf & Specialty), and the total Company “thresholds” are levels of income that must be achieved before any MPP payment is earned, and produce minimum levels of MPP payments. “Targets” are the levels of income at which the resulting MPP payment will equal the targeted competitive level of compensation discussed above under Benchmarking. We attempt to set threshold levels so that a minimum MPP payment will normally be earned absent poor performance or unusually difficult or unexpected adverse business conditions. We generally expect that threshold levels will be achieved by all or nearly all our executives annually. Targets are set to provide targeted compensation in the case of good performance. We generally expect a majority our executives to achieve target, although it would not be uncommon for one or more executives to fail to achieve target. Each executive’s MPP payments are based on achieving threshold and targets for both their individual business group, as well as for the total Company.
     The development of targets begins with pretax income objectives for various types of on- and off-balance sheet assets employed in each business unit — working capital, property, plant & equipment, leased facilities and equipment, and equity investments in affiliates. By multiplying a business’ asset book balance by our target returns on investment, we produce an initial pretax “formula” in order to calculate target and threshold objectives. Business groups that have a significant amount of service fees are also required to return half of their budgeted amount. Each business unit’s formula target and threshold is adjusted for corporate-level expenses and non-income producing assets. Other qualitative adjustments to the calculated formula consider the market value of income producing assets and longer-term industry trends.
     Target and threshold amounts are not current year budgets or predictions (although not completely independent), but they do represent the long-term expectation of return for the business group and the Company given our level of investment in that group. We take a longer-term view of performance due to the volatile nature of several of our businesses.
     Income targets and thresholds for the coming year for each business unit are presented to the Compensation Committee in the December meeting. The Committee then makes a recommendation to the Board of Directors for its approval. All 2007 targets and thresholds were determined through this process and were approved by the Board of Directors. The targets and thresholds impacting 2007 NEO compensation were as follows:

($000s)	Threshold	Target

Grain and Ethanol	$15,650	$31,300
Plant Nutrient	3,750	7,500
Rail	9,000	18,000
Company	30,000	60,000
     Our bonus plan makes cash available for bonuses to executives when the Company as a whole, or their individual business groups, achieve their income thresholds. If the Company, as a whole, or the individual business unit exceeds its threshold, the amount available for bonuses will be increased proportionately. If thresholds are not met for any component, no bonuses are earned on that component. If target income is achieved, then bonus plus base salary will approach the competitive benchmarked target level for Total Cash Compensation. If targets are exceeded, the amount available for bonuses continues to be increased proportionately, until reaching a cap of 200% of target bonus. NEOs who are group Presidents earn 70% of their bonus on their individual group performance and 30% on overall Company performance. The other NEOs earn 100% of their bonus based on Company performance. For 2007, the formula bonuses for Dennis J. Addis and Harold M. Reed reached the maximum 200% of target. Our expectation is that each business unit will, at a minimum, return at the threshold level resulting in some level of bonus. Because of the volatility in our industries, however, this is not always possible.
     The final component of our MPP includes a discretionary pool which is computed based on total Company performance which gives the CEO the ability to adjust bonuses, within parameters approved by the Compensation Committee, based on his evaluation of an individual’s performance, and other extenuating factors he deems appropriate. Once the Company’s discretionary pool amount is determined, the CEO recommends the specific amounts paid to individual NEOs to the Compensation Committee, based on his assessment of their business group and individual performance. In 2007, the aggregate discretionary payments approved by the Compensation Committee amounted to approximately 31% of the total MPP payment for all participants. This compares to 28% in 2006.
     In 2007, the Company’s pretax income after a downward adjustment for one time or unusual gains and losses exceeded our target by 65%. In 2006, our target was exceeded by 18%. The discretionary bonus availability was adjusted upwards accordingly. In each of the past four years, the Company’s performance has exceeded target resulting in above target bonuses for the Company-based component of MPP. For 2003 the Company met the threshold, but didn’t reach the target. Individual business groups for the NEOs had the following results:

	Grain & Ethanol	Plant Nutrient	Rail

2007	Exceeded target – reached maximum	Exceeded target – reached maximum	Exceeded target
2006	Exceeded target	Met threshold	Exceeded target
2005	Exceeded target	Exceeded target	Exceeded target
2004	Exceeded target	Exceeded target	Exceeded target
2003	Met threshold	Exceeded target	Met threshold

     Following are the 2007 MPP payouts as well as the increase or decrease from 2006 for each of the NEOs:

	MPP
	2007	Increase from 2006

Michael J. Anderson	550,000	150,000
Richard R. George	215,000	90,000
Gary L. Smith	215,000	80,000
Dennis J. Addis	400,000	300,000
Harold M. Reed	440,000	235,000
Rasesh H. Shah	250,000	25,000
     Because the Company’s compensation strategy for NEOs puts a significant portion of the total cash compensation at risk as part of MPP, the significant increase in bonuses is directly reflective of the significant performance improvement in the current year. Following is a graph with history that displays total bonuses and total cash (base salary plus MPP) for each of the six listed NEOs, each of whom held comparable positions over this time frame. Finally, included on the graph are diluted earnings per share. Changes in the capital structure occurred only in mid 2006 when 2.3 million additional shares (approximately 14%) were issued which further dilutes 2006 and 2007 EPS. The Company believes that its increased cash compensation for NEOs is appropriate given the close correlation with the increased diluted earnings per share over this eight year period.
     In August 2007, Rasesh Shah was granted a special discretionary bonus of $75,000 which is listed in the Summary Compensation Table based on work done to close a significant rail portfolio purchase. This bonus was approved by the Compensation Committee and was not part of the MPP program. This bonus is not included in either the table above or the chart below.

Equity Grants
     Equity is issued to our executives under the Company’s 2005 Long-Term Compensation Plan . To do this, we establish a target long-term compensation (“LTC”) amount for each executive position. We initially target long-term compensation to be an amount which, when combined with our base pay and bonus, brings the aggregate of NEO Total Direct Compensation approximately to the median levels reported in our competitive analysis described above.
     As with cash bonuses, the amount of equity granted depends upon the Company’s achievement of its target income objectives — if the Company exceeds targeted income, then the LTC for the following year will be increased. If the Company fails to achieve targeted income, then the LTC will be reduced, eventually to zero if the Company fails to achieve profitability. Target and threshold income levels used for MPP payments are also used for the LTC program. Also similar to the bonus plan, the CEO is granted the discretionary ability to further increase or reduce equity grants, subject to the approval of the Compensation Committee, based on his evaluation of an individual’s performance, and other extenuating factors he deems appropriate. The Compensation Committee approves all final equity compensation grants.
     Prior to 2006, executives were granted traditional non-qualified stock options (“NQOs”) exclusively. In 2005 we began to grant Performance Share Units (“PSUs”) in addition to NQOs and in 2006, we replaced NQOs with Stock Only Stock Appreciation Rights (“SOSARs”). The Compensation Committee established the mix of awards at 25% PSUs and 75% SOSARs from 2005 through 2007. The Compensation Committee plans to change the mix to 50% PSUs and 50% SOSARS for the March 1, 2008 grant and to change the vesting schedule for the 2008 SOSAR grants to vest 1/3 after one year, 1/3 after two years and the final 1/3 after three years. Prior SOSARs vested 100% after three years.

     SOSARs are awards paid in shares of Company stock and determined by the growth in the Company’s stock price over a period of time. SOSARs provide an economic benefit to the executive virtually identical to that of a traditional stock option, but offer some distinct advantages to both the executive and the Company. By delivering shares based on the appreciation of our stock price, fewer shares are issued than in traditional stock option plans. This results in a lower stock dilution impact than stock options. SOSARs also have the advantage of reducing the number of authorized shares required to be maintained by the Company. The current accounting treatment of SOSARs is identical to traditional NQOs. Under current tax rules, SOSARs are taxed at exercise, just like options. SOSARs also facilitate equity ownership by providing executives with built-in financing. For these reasons, we plan to continue using SOSARs instead of traditional options, assuming no significant changes to their tax and accounting treatment.
     PSUs are grants of Company stock based on the achievement of specific financial goals. Each year, a maximum number of PSUs is established for specific executive positions which are then available to be earned through financial performance. Our PSUs are earned in increments over a multi-year period by achievement of cumulative Earnings Per Share (“EPS”) targets. PSUs provide the same advantages as restricted stock in that they require fewer shares than stock options to deliver equivalent compensation. Unlike restricted stock, which requires only continued service to be earned by the executive, PSUs provide a strong performance link since shares are only delivered if performance goals are achieved. Dividends are earned on PSUs in the form of additional shares payable at the end of the performance period equivalent to the dollar value of dividends on the number of shares awarded.
     We believe the use of SOSARs and PSUs create long-term incentives that balance the goals of growing stock price, and strong Company earnings.
     The number of equity awards available to be granted is determined by dividing the adjusted LTC target dollar value by our estimate of the likely fair market value of the award on the date of grant. In 2007, the Compensation Committee approved the number of grants to be awarded on the fixed grant date of March 1 at their February 22, 2007 meeting. This grant was then approved by the entire Board of Directors on February 23, 2007 The actual exercise price is the closing price on the grant date.
     We do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation. We do not grant equity to new hires on their start dates, or at any other time during the year. New non-employee members of the Board of Directors do receive SOSARs when they join the Board.
     Following is the combined fair value of the equity grants made under the 2005 Long-Term Compensation Plan and the change from the prior year for NEOs. The value below is computed in accordance with Statement of Financial Accounting Standard 123(R), “Share Based Payment,” using a Black-Scholes model and assumptions as described in Note 9 to the Company’s audited financial statements included in the Annual Report on Form 10-K, Item 8, which accompanies this proxy statement.

	LTC (Value)
	2007	Decrease from 2006

Michael J. Anderson	$611,569	($212,164)
Richard R. George	$66,584	($ 44,489)
Gary L. Smith	$66,584	($ 44,489)
Dennis J. Addis	$182,486	($134,335)
Harold M. Reed	$233,570	($119,626)
Rasesh H. Shah	$257,350	($156,471)
     The amount of long-term compensation granted to NEOs is also determined by the extent to which adjusted pretax income varies from target pretax income for the prior year. As described above for 2006 adjusted pretax income exceeded target by 18%. Therefore, the performance adjusted amount of target long-term compensation for each NEO position was increased by 18%. Based on specific individual performance considerations, the CEO proposed grants that modified the number of grants adjusted on the basis of corporate pretax income Our 2008 equity grants will be based on a modified approach that continues to link the size of grants to prior year adjusted pretax income results. The grants, however, will not be directly proportional to our 2007 income as a percentage of the 2007 income target. The table below shows the modified criteria for performance adjusting target long-term compensation. Our 2007 adjusted income as a percentage of target income is 163% which resulted in a 25% adjustment to target LTC.

Target LTC Performance Adjustment
Adjusted income as % of Target income	Adjustment Factor

120% and above	125%
80% to 119%	100%
Threshold to 79%	75%
Break-even to Threshold	50%
Below Break-even	0%
     The value of our 2006 LTC grants was, we believe, unusually high due to a significant increase in share price that year. We expect that future grants will be more consistent with 2007 values.
Stock Ownership and Retention Policy
     Our Board has adopted a stock ownership and retention policy that applies to all employees who receive equity compensation. The policy is intended to align the interests of Directors, executives and other managers with the interests of the Company’s shareholders by ensuring that executives maintain significant levels of stock in the Company throughout their careers. Our policy specifies both a minimum number of shares that must be owned (the number varies by position), as well as a percentage of additional shares which must be retained as further shares are acquired under the long-term compensation plans. All participants are required to retain at least 75% of the net shares acquired through the plan until their minimum shareholding level is achieved. Thereafter, they are required to retain 25% of the future net shares which they acquire, subject to a maximum retention requirement of two times their established minimum. The current minimum shareholding requirement for the CEO is 70,000 shares, for a Group President 20,000 shares, and for a Vice President 9,000 shares. The Compensation Committee has approved a reduction in the holding requirements for participants approaching retirement. This reduction begins at two years from retirement and drops the minimum shareholding by 1/3 and by another 1/3 at one year from normal retirement age.
Impact on Executive Compensation from Restatement of Financials
     The CEO, the Vice President, Finance and Treasurer, and the Vice President, Controller and CIO (the Company has no single chief financial officer) may be required to reimburse the Company bonuses, or other incentive-based or equity-based compensation, and profits from securities sales following certain financial restatements resulting from misconduct in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.
Post-Termination Compensation/Retirement Programs
     Our overall retirement philosophy is to provide plans that are competitive, cost effective and work together with Social Security and employee savings to provide meaningful retirement benefits. Significant changes to the retirement program became effective January 1, 2007 in order to:
•	Reduce costs within an acceptable range;

•	Reduce volatility;

•	Provide competitive benefits; and

•	Recognize competitive differences between our retail and non-retail business units.
     The changes to the non-retail retirement program included a modified benefit formula under the Defined Benefit Pension Plan and an increase in the employer matching contribution to the Retirement Savings & Investment Plan (the “401(k)”) to partially offset the change in the defined benefit formula. The retail Defined Benefit Pension Plan was frozen, effective December 31, 2006, and the employer matching contribution to the 401(k) was increased similarly to the non-retail program to partially offset the change with the defined benefit plan.
     There are four separate retirement programs:
•	Defined Benefit Pension Plan (DBPP) — provides lifetime benefit tied to compensation and years of service.

•	Supplemental Retirement Plan (SRP) — works in conjunction with DBPP to restore benefits to employees that would otherwise be lost due to statutory limitations applied to the DBPP.

•	Retirement Savings & Investment Plan (401(k)) — promotes employee savings for retirement, with Company matching on a portion of the savings.

•	Deferred Compensation Plan (DCP) — works in conjunction with the 401(k) to provide additional elective deferral opportunities to key executives.
Post-Retirement Medical Benefits
     We have a Retiree Health Care Plan that provides post-retirement medical benefits to all eligible full-time employees as of December 31, 2002. The Plan is not available to those individuals hired after January 1, 2003. There are no benefit differences under this Plan between executives and non-executives.
Post-Employment Contracts
     We have not entered into any agreements or contracts with our key management that require us to provide compensation to our CEO or other executives in the event of a termination of employment or a change in control of the Company. We have historically provided a uniform severance plan for all employees, including executives, in the event of job elimination. Certain vesting periods under our long term incentive (equity) plans may accelerate under certain termination and change of control situations, as more fully described below in “Termination / Change in Control Payments.”

Summary Compensation Table
     The table below summarizes the total compensation paid or earned by each of the NEOs for the fiscal years ended December 31, 2007 and 2006.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
						Non-	Pension Value
						Equity	and
						Incentive	Nonqualified
						Plan	Deferred	All Other
				Stock	Option	Compen-	Compensation	Compen-
Name and		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Total
Position(1)	Year	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)(8)	($)

Michael J. Anderson	2007	$462,692	$—	$194,390	$439,532	$550,000	$176,080	$14,587	$1,837,281
President and Chief	2006	415,385	—	135,969	252,443	400,000	154,814	10,920	1,369,531
Executive Officer
Richard R. George	2007	200,077	—	25,314	55,441	215,000	61,737	10,094	567,663
Vice President,	2006	184,616	—	18,345	34,440	125,000	56,989	7,627	427,017
Controller and CIO
Gary L. Smith	2007	200,077	—	25,314	45,333	215,000	96,021	10,215	591,960
Vice President,	2006	184,616	5,000	18,345	82,208	135,000	87,465	8,367	521,001
Finance and Treasurer
Dennis J. Addis	2007	238,077	—	73,269	149,654	400,000	26,220	12,391	899,611
President, Plant	2006	221,154	—	52,773	91,083	100,000	90,332	8,498	563,840
Nutrient Group
Harold M. Reed	2007	240,000	—	75,757	182,076	440,000	10,424	11,401	959,658
President, Grain &	2006	230,769	5,000	52,773	104,724	205,000	48,657	8,530	655,453
Ethanol Group
Rasesh H. Shah	2007	262,115	75,000	77,001	225,225	250,000	109,422	11,501	1,010,264
President, Rail	2006	240,385	—	52,773	135,430	225,000	125,190	8,561	787,339
Group

(1)	NEOs include the CEO, Vice President, Controller and CIO, and Vice President, Finance and Treasurer who certify the annual and quarterly reports we file with the SEC. The Company is not structured with one CFO, therefore, we have three certifying officers. The remaining three NEOs are the three next highest paid executive officers.

(2)	Salary for Rasesh H. Shah and Gary L. Smith includes voluntary deductions for the Company’s qualified Section 423 employee share purchase plan (“ESPP”) which is available to all employees. The amounts withheld for 2007 were $23,987 and $10,052, respectively. Amounts withheld for 2006 were $23,998 for Rasesh H. Shah and $5,993 for Gary L. Smith. Due to an option component in the plan, there is expense recognized under FAS123(R) which is included in the Option Awards column.

(3)	Annual bonus is delivered through a formula-based incentive compensation program and included in column (g). The 2007 award for Rasesh Shah was made for performance on a specific project and was approved by the Compensation Committee. The 2006 awards for Harold Reed and Gary Smith were for performance on specific projects and were made at the discretion of the CEO.

(4)	Represents the annual expense for PSUs granted April 1, 2005, April 1, 2006 and March 1, 2007 recognized under FAS123(R) and computed in accordance with the assumptions as noted in Note 9 to the Company’s audited financial statements included in Form 10-K, Item 8. We expect to issue the maximum award under this grant for each of the 2005 and 2006 grant and the target award (50% of maximum) for the 2007 grant.

(5)	Represents the annual expense for SOSARs granted on April 1, 2006 and March 1, 2007 and non-qualified stock options (“NQOs”) granted on April 1, 2005 recognized under FAS123(R) and computed in accordance with the assumptions as noted in Note 9 to the Company’s audited financial statements included in Form 10-K, Item 8. For Rasesh H. Shah and Gary L. Smith, amounts shown also represent the FAS 123R expense for the fair value of an option component in the ESPP. Assumptions for the ESPP are also described in Note 9 to the Company’s audited financial statements.

(6)	Represents the annual Management Performance Plan payout earned for each NEO as previously described. Approximately 70-75% of the award is based on specific results of the NEO’s formula program with the remainder of the award representing a portion of the Company “discretionary” pool which is also created through a formula. Overall awards (individual formula plus awards from the discretionary pool) are approved by the Compensation Committee. The formula-based portion of the MPP awards for Harold M. Reed and Dennis J. Addis in 2007 achieved the maximum cap of 200% of their target amount due to extraordinary results in their respective business groups.

(7)	Represents the annual change in the NEO’s accumulated benefit obligation. Defined benefit plans include the DBPP and SRP. See Note 11 to the Company’s audited financial statements included in Form 10-K, Item 8 for information about assumptions used in the computation of the defined benefit plans. The deferred compensation plan is a voluntary plan allowing for deferral of compensation for officers and highly compensated employees in excess of the limits imposed by the Internal Revenue Service under the Company’s 401(k) plan. Earnings on the deferred compensation are based on actual earnings on mutual funds held in a Rabbi trust owned by the Company and don’t include any above market returns.

(8)	Represents the Company-match contributed to defined contribution plans (401(k) and DCP) on behalf of the named executive, life insurance premiums paid by the Company for each of the named executives, service awards and the dollar value of dividend equivalents accrued on expected PSUs earned during the year. These dividend equivalents will be cumulated and converted into additional shares at the end of the performance period.

Grants of Plan-Based Awards
     During 2007, we granted awards to our NEOs pursuant to the 2005 Long-Term Performance Compensation Plan and our management performance program. Information with respect to each of the awards, including estimates regarding payouts during the relevant performance period under each of these awards on a grant by grant basis, is set forth below.

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
			Estimated Future Payouts Under			Estimated Future Payouts				All Other
			Non-Equity Incentive Plan			Under Equity Incentive Plan			All	Option		Grant
			Awards (1)			Awards(2)			Other	Awards:		Date
									Stock	Number		Fair
									Awards:	of	Exercise	Value of
									Number	Securities	or Base	Stock
									of Shares	Under-	Price of	and
		Date of			Maxi-			Maxi-	of Stock	lying	Option	Option
	Grant	Board	Threshold	Target	mum	Thres-	Target	mum	or Units	Options	Awards	Awards
Name	Date	Action	($)	($)	($)	hold (#)	(#)	(#)	(#)	(#)(3)	($)(4)	($)

Michael J. Anderson	3/1/07	2/23/07	$81,990	$273,300	$546,600	515	2,575	5,150	—	25,700	$42.300	$611,569
Richard R. George	3/1/07	2/23/07	24,660	82,200	164,400	56	280	560	—	2,800	42.300	66,584
Gary L. Smith	3/1/07	2/23/07	24,660	82,200	164,400	56	280	560	—	2,800	42.300	66,584
Dennis J. Addis	3/1/07	2/23/07	37,530	125,100	250,200	150	750	1,500	—	7,770	42.300	182,486
Harold M. Reed	3/1/07	2/23/07	45,540	151,800	303,600	190	950	1,900	—	10,000	42.300	233,570
Rasesh H. Shah	3/1/07	2/23/07	37,530	125,100	250,200	210	1,050	2,100	—	11,000	42.300	257,350

(1)	Amounts listed for the non-equity incentive compensation plan represent the individual formula maximum, target and threshold under the MPP program. The program also provides for an additional amount up to 25-30% of the overall pool which is subject to and funded by Company earnings. This discretionary pool is available for award to all plan participants. Determination of this award component is made by the President and CEO and approved by the Compensation Committee. The President and CEO’s discretionary award is determined by the Compensation Committee. As noted previously, the Company has elected to limit base salaries and place more compensation dollars “at risk” which may be earned in this incentive program. The thresholds and targets for each business unit and the total Company are presented by the Company for each NEO (and their business group) and are preliminarily approved by the Board in its December meeting prior to the beginning of the plan year.

(2)	Equity awards are PSUs which will be awarded based on the three year cumulative diluted EPS for the years 2007-2009. The maximum award in column (h) is made at 14% growth in this measure from a 2007 baseline diluted EPS of $2.14 with a threshold award (column (f)) at 3% growth. Cumulative diluted EPS for years ended 2007-2009 must equal a minimum of $6.81 to trigger the minimum award and the maximum award will be issued if $8.39 is attained. These awards require employment at the end of the performance period except in the case of death, permanent disability, retirement or termination without cause as a result of a sale of the business unit. If an employee meets one of these exceptions and if the award triggers at the end of three years, the grantee will receive a pro rata award. At the end of the three year performance period, the appropriate number of shares will be issued along with additional shares representing equivalent dividends paid to shareholders during the period.

(3)	Option awards are SOSARs that vest after three years of service. After the vesting period ends, the holder has up to twenty five months to exercise the option at which point the appreciation (or aggregated gain) in the number of SOSAR shares granted is delivered in the form of stock to the holder. Vesting is accelerated in the event of death, permanent disability, retirement or termination of employment due to the sale of a business unit. If vesting is accelerated, there is a one year window in which to exercise.

(4)	Exercise price is equal to the closing price of the shares on the grant date. For all 2007 awards (dated March 1, 2007) it was $42.30.

Outstanding Equity Awards at Fiscal Year-End
     The following table summarizes equity awards granted to our NEOs that were outstanding at the end of fiscal 2007.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
			Option Awards				Stock Awards
									Equity
								Equity	incentive
								incentive	plan
								plan	awards:
								awards:	market or
			Equity					number of	payout
			incentive					unearned	value of
	Number of	Number of	plan awards:			Number	Market	shares,	unearned
	securities	securities	number of			of shares	value of	units or	shares,
	underlying	underlying	securities			or units	shares or	other	units or
	un-	unexercised	underlying			of stock	units of	rights that	other
	exercised	options (#)	unexercised	Option	Option	that have	stock that	have not	rights that
	options (#)	unexercisable	unearned	exercise	expiration	not	have not	vested	have not
Name	exercisable	(1)	options (#)	price ($)	date	vested	vested ($)	(#)(2)	vested ($)

Michael J. Anderson	20,000	—	—	$5.0000	1/1/2012	—	—	—	—
	57,000	—	—	$7.9835	1/1/2009	—	—	—	—
	60,000	—	—	$15.5000	4/1/2010	—	—	—	—
	—	44,000	—	$39.1150	4/1/2011	—	—	—	—
	—	25,700	—	$42.3000	4/1/2012	—	—	—	—
	—	—	—	—	—	—	—	10,080	$451,584
	—	—	—	—	—	—	—	7,420	$332,416
	—	—	—	—	—	—	—	5,150	$230,720

Richard R. George	9,600	—	—	$7.9835	1/1/2009	—	—	—	—
	8,200	—	—	$15.5000	4/1/2010	—	—	—	—
	—	6,000	—	$39.1150	4/1/2011	—	—	—	—
	—	2,800	—	$42.3000	4/1/2012	—	—	—	—
	—	—	—	—	—	—	—	1,400	$62,720
	—	—	—	—	—	—	—	980	$43,904
	—	—	—	—	—	—	—	560	$25,088

Gary L. Smith	8,200	—	—	$15.5000	4/1/2010	—	—	—	—
	—	6,000	—	$39.1150	4/1/2011	—	—	—	—
	—	2,800	—	$42.3000	4/1/2012	—	—	—	—
	—	—	—	—	—	—	—	1,400	$62,720
	—	—	—	—	—	—	—	980	$43,904
	—	—	—	—	—	—	—	560	$25,088

Dennis J. Addis	15,000	—	—	$7.9835	1/1/2009	—	—	—	—
	21,000	—	—	$15.5000	4/1/2010	—	—	—	—
	—	16,000	—	$39.1150	4/1/2011	—	—	—	—
	—	7,770	—	$42.3000	4/1/2012	—	—	—	—
	—	—	—	—	—	—	—	3,420	$153,216
	—	—	—	—	—	—	—	3,140	$140,672
	—	—	—	—	—	—	—	1,500	$67,200

Harold M. Reed	19,000	—	—	$7.9835	1/1/2009	—	—	—	—
	21,000	—	—	$15.5000	4/1/2010	—	—	—	—
	—	19,000	—	$39.1150	4/1/2011	—	—	—	—
	—	10,000	—	$42.3000	4/1/2012	—	—	—	—
	—	—	—	—	—	—	—	3,420	$153,216
	—	—	—	—	—	—	—	3,140	$140,672
	—	—	—	—	—	—	—	1,900	$85,120

Rasesh H. Shah	12,500	—	—	$7.9835	1/1/2009	—	—	—	—
	25,000	—	—	$15.5000	4/1/2010	—	—	—	—
	—	24,000	—	$39.1150	4/1/2011	—	—	—	—
	—	11,000	—	$42.3000	4/1/2012	—	—	—	—
	—	—	—	—	—	—	—	3,420	$153,216
	—	—	—	—	—	—	—	3,140	$140,672
	—	—	—	—	—	—	—	2,100	$94,080

(1)	Unvested SOSARs with an expiration date of April 1, 2011 will vest on April 1, 2009. Unvested SOSARs with an expiration date of April 1, 2012 will vest on March 1, 2010.

(2)	Equity incentive plan awards that have not vested represent PSUs as described previously. These amounts represent the maximum award for each tranche with performance periods ending January 1, 2008, January 1, 2009, and January 1, 2010, respectively. The market value for these grants is based on a December 31, 2007 market price of $44.80.
Option Exercises and Stock Vested
     With respect to the NEOs, the following table provides information concerning stock options that were exercised during fiscal 2007. No other stock awards vested during fiscal 2007.

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares
	Acquired on	Realized on	Acquired on	Value Realized on
Name	Exercise (#)(1)	Exercise ($)	Vesting (#)	Vesting ($)

Michael J. Anderson	85,142	$3,517,892	—	—
Richard R. George	10,600	405,450	—	—
Gary L. Smith	20,200	766,964	—	—
Dennis J. Addis	24,400	887,221	—	—
Harold M. Reed	28,000	1,130,596	—	—
Rasesh H. Shah	12,500	478,081	—	—

(1)	All exercises in 2007 were non-qualified options issued in 2004 and prior periods.
Pension Benefits
     The Company maintains a Pension Committee, not comprised of independent directors. The Board has delegated its authority to perform certain administrative, regulatory and fiduciary duties required of management as plan sponsor to the Pension Committee. The Pension Committee acts as the Plan Administrator for the Defined Benefit Pension Plan, Supplemental Retirement Plan, Retirement Savings and Investment Plan, Deferred Compensation Plan, and the Employee Share Purchase Plan.
     The retirement benefit for service through December 31, 2006 is a life annuity beginning at age 65 equal to 1.0% of average compensation plus 0.5% of average compensation in excess of Social Security Covered Compensation (a 35-year average of the Social Security wage bases), multiplied by the applicable years of service. The calculation of average compensation is based on the highest compensation earned in five years of employment up to and including 2011. Benefits accrued prior to January 1, 2004 are available as a lump sum or an annuity. Benefits accrued after January 1, 2004 are required to be taken in an annuity.
     For service after December 31, 2006, non-retail employees will receive a retirement benefit of 1% of compensation earned in each applicable year of service. A year of service is generally 1,000 or more hours worked during a calendar year.
     Compensation is defined as total wages, salary, bonuses, commissions and overtime pay. For the qualified plan, compensation for the year is capped at the statutory limit for the applicable year under Section 401(a)(17) of the Internal Revenue Code. For the non-qualified plan, compensation is not capped. This results in a combined payout (from both plans) equal to a payout under the qualified plan as if there were no Internal Revenue Code cap.

     Early retirement can be elected as early as age 55 with 10 years of service. The retirement benefit is the benefit as stated above, reduced by 0.5% for each month retirement precedes age 65. Of the NEOs, Michael J. Anderson, Richard R. George, Dennis J. Addis and Gary L. Smith are eligible for early retirement benefits.
     The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under each of the Defined Benefit Pension Plan (“DBPP”) and the Supplemental Retirement Plan (“SRP”) determined using interest rate and mortality rate assumptions consistent with those used in the Company’s audited financial statements.

(a)	(b)	(c)	(d)	(e)
		Number of	Present value	Payments
		years credited	of accumulated	during last
Name	Plan Name	service (#)(1)	benefit ($)(2)	fiscal year ($)

Michael J. Anderson	DBPP	20	$319,253	—
	SRP	20	806,068	—

Richard R. George	DBPP	20	362,563	—
	SRP	20	111,451	—

Gary L. Smith	DBPP	20	476,744	—
	SRP	20	152,806	—

Dennis J. Addis	DBPP	20	293,308	—
	SRP	20	211,525	—

Harold M. Reed	DBPP	24	273,162	—
	SRP	24	277,341	—

Rasesh H. Shah	DBPP	23	293,482	—
	SRP	23	332,111	—

(1)	Plans were instituted in 1984 for non-partners of the predecessor partnership of the Company. Former partners entered the plan in 1988. All individuals listed have years of service in excess of the listed years of credited service. Credited service is the number of years in which 1,000 hours of service are earned subsequent to plan entry date.

(2)	Present value of accumulated benefits calculated by discounting the currently accumulated benefit payable at normal retirement age under the normal annuity form. This discounting uses a discount rate of 6.30% and the RP2000 Mortality Table projected to 2010. If the NEOs above were to elect lump sum payouts for all eligible benefits, the present value of accumulated benefit would increase by the following amounts:

Name	DBPP	SRP
Michael J. Anderson	$81,393	$269,852
Richard R. George	75,207	33,468
Gary L. Smith	77,931	35,258
Dennis J. Addis	70,723	75,857
Harold M. Reed	92,887	119,363
Rasesh H. Shah	76,244	132,339

Nonqualified Deferred Compensation
     The Company provides a non-qualified deferred compensation program for employees whose Retirement Savings Investment Plan (“401(k)”) plan contributions are limited by Internal Revenue Service regulations. This program mimics the 401(k) sponsored by the Company in that participants may select investment options that result in returns equivalent to the investment options. The plan assets are held in a Rabbi Trust on the Company’s balance sheet and a liability is included for the compensation deferred by employees. Currently, eligible employees may defer up to 30% of their base salary and up to 50% of their bonus. Set forth below is a table with the NEOs’ information for the plan for 2007

(a)	(b)	(c)	(d)	(e)	(f)
		Registrant	Aggregate	Aggregate
	Executive	contributions	earnings in	withdrawals /	Aggregate
	contribution	in last FY ($)	last FY ($)	distributions	balance at
Name	in last FY ($)	(1)	(1)	($)	last FYE ($)

Michael J. Anderson	$—	$—	$28,002	$—	$279,475
Richard R. George	4,001	—	5,623	—	86,774
Gary L. Smith	12,005	—	21,277	—	361,429
Dennis J. Addis	—	—	12,773	—	134,199
Harold M. Reed	—	—	49	—	1,588
Rasesh H. Shah	112,423	—	31,754	—	486,544

(1)	The registrant contributions above are included in the Summary Compensation Table as part of “All Other Compensation.” As the investments are made in mutual funds, none of the earnings are above-market and are therefore not included in the Summary Compensation Table.
Termination / Change in Control Payments
     The Company does not have employment contracts or contractual payment liabilities to its NEOs and other employees upon termination or change in control with the exception of the vesting of equity awards specifically mentioned previously. It does, however, typically, make severance payments in the event of position elimination. These payments are generally equal to one year of compensation or less, depending on the number of years of service. In any event, there is no contractual requirement to pay severance. Health insurance continuation policies for termination are first covered through the severance period equivalent to active employees and then based on the COBRA rules.
     If an NEO was terminated on December 31, 2007 due to death, permanent disability, retirement (early or normal) or involuntarily without cause as a result of a sale of his business unit, the applicable officer could be entitled to accelerated vesting of his outstanding stock options, SOSARs or PSUs, as the case may be, as set forth opposite their name in the table below. In the event of termination for cause, all awards are immediately cancelled. Unvested awards that vest within a year following termination (for reasons other than cause) may be exercised prior to the expiration of one year after termination. All employees may exercise vested awards for up to one year after termination (if for reasons other than cause).

	SOSAR (1)		PSU(2)
	Number early		Common Shares	Value
Name	vested	Exercise Price	Issued	($)
Michael J. Anderson	44,000	$39.115	15,885	$711,648
	25,700	$42.300
Richard R. George	6,000	$39.115	2,147	$96,171
	2,800	$42.300
Gary L. Smith	6,000	$39.115	2,147	$96,171
	2,800	$42.300
Dennis J. Addis	16,000	$39.115	5,763	$258,197
	7,770	$42.300
Harold M. Reed	19,000	$39.115	5,830	$261,184
	10,000	$42.300
Rasesh H. Shah	24,000	$39.115	5,863	$262,677
	11,000	$42.300

(1)	Immediate vesting of unvested awards with one year to exercise.

(2)	Vesting of each tranche of PSUs occurs after the end of the respective three year performance period (which determines the number of shares awarded). NEOs who have separated then earn a pro rata share of their total award based on the number of months actually worked in the 3 year period. The PSUs in the table above include three grants – one vesting immediately, one which has one year remaining in the performance period and the other which has two years remaining. The common shares listed in the table above include the 2005 grant (which fully vested January 1, 2008), two thirds of the 2006 grant and one third of the 2007 grant. The award above assumes that 2006 grant is issued at maximum number of shares and the 2007 grant is issued at the target shares which is 50% of the maximum award. The value is derived using the December 31, 2007 market price of $44.80.
Director Compensation
     The following description of director compensation reflects the current program approved by the Board of Directors in August 2006.
     Directors who are not employees of the Company receive an annual retainer of $28,000. Committee chairpersons each receive an additional retainer as follows: Audit Committee chair $6,000 annually, All other Committees $3,000 annually. The lead director also receives a $5,000 additional annual retainer. Directors may elect to receive their retainers in cash or Common Shares.
     Non-employee directors receive $1,500 per full board meeting they attend in person ($1,000 for telephonic attendance). Committee meetings are paid at $1,250 for the Audit Committee and $1,000 for all other Committees. Telephonic attendance at committee meetings is paid at one half of the full meeting fee. Additional compensation may be paid to individual directors for work requiring time and effort beyond what is normally expected to prepare for and attend Board and Committee meetings including orientation for new directors and special projects. – see the notes below describing 2007 special compensation. Richard P. Anderson received an additional retainer of $72,000 for business consulting and advisory services. This is in addition to the $28,000 retainer paid to all non-employee directors.
     Directors receive an annual equity grant (SOSAR) with a fair value approximately equal to $35,000. Directors have an equity ownership guideline of 4,000 shares. Until reaching this ownership level, they are required to retain 75% of the shares issued through equity grants by the Company.

     Michael J. Anderson is the only employee director. He receives no additional compensation for his directorship. Directors appointed to the Board receive a pro rata annual retainer and equity grant. Catherine M. Kilbane was appointed to the board in December and her retainer and grant were issued in January 2008. Richard P. Anderson receives retiree health coverage comparable to other retirees. Paul M. Kraus receives retiree health coverage due to his wife’s position as one of the original partners of the predecessor partnership. In each case, the director is responsible for payment of premium comparable to other qualified retirees that elect coverage.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
				Non-	pension value
	Fees			equity	and	All
	earned			incentive	nonqualified	other
	or paid	Stock	Option	plan	deferred	compen-
	in cash	awards	awards	compen-	compensation	sation
Name	($)	($)(1)	($)(2)	sation ($)	earnings ($)	($)(3)	Total ($)

Richard P. Anderson	$100,000	$—	$77,987	—	—	$660	$178,647
John F. Barrett	7,000	28,014	61,078	—	—	—	96,091
Catherine M. Kilbane	2,750	—	—	—	—	1,000	3,750
Robert J. King, Jr.	38,500	—	61,078	—	—	1,000	100,578
Paul M. Kraus	35,500	—	61,078	—	—	—	96,578
Ross W. Manire	—	—	—	—	—	—	—
Donald L. Mennel	52,250	—	61,078	—	—	—	113,328
David L. Nichols	41,250	—	61,078	—	—	—	102,328
Sidney A. Ribeau	24,500	15,503	61,078	—	—	—	101,080
Charles A. Sullivan	15,250	36,012	61,078	—	—	24,000	136,340
Jacqueline F. Woods	12,500	28,014	61,078	—	—	—	101,591

(1)	Stock awards above represent the value of retainers paid through the issuance of common stock in lieu of cash.

(2)	The fair value of the 2007 SOSAR grant was $50,556 computed in accordance with the assumptions as noted in Note 9 to the Company’s audited financial statements included in the Form 10-K, Item 8. The expense above includes the 2007 expense for this grant as well as expense for the 2006 grant of NQOs. Richard P. Anderson also received a grant of PSUs in 2005 as he was still employed by the Company at that time. The 2007 expense for this PSU grant is included above for him. Outstanding equity awards for non-employee directors at December 31, 2007 are as follows:

Name	Outstanding Options /SOSARs	Outstanding Stock Awards

Richard P. Anderson	47,900	3,000
John F. Barrett	20,100	—
Catherine M Kilbane	—
Robert J. King, Jr.	11,900	—
Paul M. Kraus	20,100	—
Ross W. Manire	—	—
Donald L. Mennel	20,100	—
David L. Nichols	9,900	—
Sidney A. Ribeau	23,714	—
Charles A. Sullivan	20,100	—
Jacqueline F. Woods	20,100	—

(3)	All other compensation for Charles A. Sullivan includes $24,000 paid for his work in 2006 on certain real estate transactions as described previously. Catherine M Kilbane was paid for an orientation session prior to her first Board meeting and Robert J. King, Jr. was paid for a planning session regarding his chairing the newly constituted Finance Committee. All other compensation for Richard P. Anderson represents the dollar value of dividend equivalents on expected performance share units earned during the year. These dividend equivalents will be cumulated and converted into additional shares at the end of the performance period.
Other Information
Shareholder Proposals for 2009 Annual Meeting
     The Secretary of the Company must receive shareholder proposals for consideration at the 2009 annual meeting no later than December 31, 2008. This deadline is necessary in order for the proposal to be considered for inclusion in the Company’s 2009 proxy materials.
Additional Information
     This proxy information is being mailed with the Company’s December 31, 2007 Summary Annual Report to Shareholders including the Annual Report on Form 10-K. You may obtain additional copies of the Company’s Annual Report on Form 10-K free of charge upon oral or written request to the Secretary of the Company at 480 West Dussel Drive, Maumee, Ohio 43537. You may also obtain a copy of this document at the Securities and Exchange Commission’s Internet site at http://www.sec.gov. Our Annual Report on Form 10-K was filed on February 28, 2008 and this proxy statement will be filed on or about March 20, 2008.
     The proxies being solicited are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company.
     Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope or register your vote by phone or internet as soon as possible.

By order of the Board of Directors

/s/Naran U. Burchinow
Naran U. Burchinow
Secretary

Appendix A
Amended Articles of Incorporation
Amended Article Fourth (a) of the Amended and Restated Articles of Incorporation of the Corporation
“(a) Authorized Shares. The total number of shares the Corporation has authority to issue is 76,000,000 shares, consisting of 1,000,000 preferred shares, no par value per share (the “Preferred Shares”), and 75,000,000 common shares, no par value per share (the “Common Shares”). The number of authorized Preferred Shares may not be decreased unless such decrease is approved by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding Common Shares. Any such decrease may be effected without vote of the holders of the Preferred Shares, or of any series thereof, unless a vote of any such holders is required pursuant to the instrument designating the terms of a series of Preferred Shares. In no event may the number of authorized Preferred Shares be decreased below the number of shares thereof then outstanding. Any issuance of shares of the Corporation must be approved by directors constituting not less than two-thirds (2/3) of the directors then in office.”

Appendix B
AMENDED 2005 LONG-TERM PERFORMANCE COMPENSATION PLAN
THE ANDERSONS, INC.
Dated May 9, 2008
SECTION I
Purpose
1.1	Purpose. The purpose of The Andersons, Inc. Long-Term Performance Compensation Plan (the “Plan”) is to provide competitive Long-Term Compensation to Participants that aligns their interests with shareholder interests through share ownership and investment in the Company, and to encourage long-term growth in shareholder value through the achievement of specified financial objectives.

1.2	Rule 16b-3 Plan. With respect to persons subject to Section 16 of the Act (“Section 16 Persons”), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors promulgated under the Act. To the extent any provision of the Plan or action by the Committee or the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as Participants who are Section 16 Persons are concerned.

1.3	Effectiveness of the Plan. The Plan will be effective upon the approval of the Plan by the Company’s shareholders. The Plan, as so amended, will remain in effect until the earlier of the termination date set forth in Section 12.2 hereof or such time as it is amended or terminated by the Board in accordance with the terms of Section 12.2 hereof, except that no Incentive Stock Option may be granted under the Plan on or after ten years from the effective date of the Plan.
SECTION II
Definitions
Unless the context indicates otherwise, the following terms have the meanings set forth below.
2.1	“Act” means the Securities and Exchange Act of 1934, as amended.

2.2	“Award” means Options, Stock Only Stock Appreciation Rights, Performance Share Units, or Restricted Share Awards granted pursuant to the Plan.

2.3	“Board” means the Board of Directors of the Company.

2.4	“Cause” means, with respect to any certain Participant:

Appendix B
AMENDED 2005 LONG-TERM PERFORMANCE COMPENSATION PLAN
(a)	The willful and continued failure by such Participant to substantially perform his or her duties with respect to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness), or

(b)	The willful engaging by such Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act shall be deemed “willful” if done or omitted to be done by the Participant in good faith and in the reasonable belief that such act or omission was in the best interest of the Company.
2.5	“Change in Control” means the occurrence of any of the following events:
(a)	any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Act) other than an Exempt Person becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Act) (a “Beneficial Owner”), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding voting securities;

(b)	the Company’s shareholders approve a merger or consolidation of the Company with any other Person (other than a merger or consolidation which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation) or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets;

(c)	during any period of two consecutive years, individuals who were members of the Board at the beginning of such period (together with any individuals who became members of the Board after the beginning of such period whose election to the Board or whose nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors then still in office who were either members of the Board at the beginning of such period or whose election as a member of the Board was previously so approved) for any reason cease to constitute a majority of the Board then in office; or

(d)	any other events determined by the Committee or the Board to constitute a Change in Control.
2.6	“Code” means the Internal Revenue Code of 1986, as amended.

2.7	“Committee” means the Compensation Committee of the Board.

Appendix B
AMENDED 2005 LONG-TERM PERFORMANCE COMPENSATION PLAN
2.8	“Common Share” means a common share, no par value per share, of the Company, or any other class of capital shares which the Company may authorize and issue from time to time, and as may be made subject to this Plan in the sole discretion of the Board.

2.9	“Company” means collectively The Andersons, Inc., any successor entity in a merger or consolidation, and any of its Subsidiaries, which elects to participate in the Plan with the approval of the Board.

2.10	“Disability” means permanent and total disability as defined under Section 22(e)(3) of the Code.

2.11	“Exempt Person” shall mean (i) any Person that was a holder of Common Shares on January 2, 1996; (ii) to the extent a Person described in (i) above is an individual, such Person’s spouse, descendants, spouses of descendants, trustee of trusts established for the benefit of such Person, spouses and/or descendants (acting in their capacity as trustees of such trusts), and executors of estates of such Person, spouses and/or descendants (acting in their capacity as executors of such estates); (iii) any Person (a) of which Persons described in (i) and/or (ii) above own more than eighty percent (80%) of the voting shares or other voting interests thereof and (b) of which Persons described in (i) and/or (ii) above own shares or other interests representing more than eighty percent (80%) of the total value of the shares or other interests of such Person; (iv) each Participant; (v) each employee benefit plan of the Company and (vi) any Person organized, appointed or established pursuant to the terms of any benefit plan described in (v) above. For purposes of this definition, “spouses” shall include widows and widowers until first remarried and “descendants” shall include descendants by adoption.

2.12	“Fair Market Value” as of a certain date means the fair market value of a Common Share as determined by the Committee or the Board, as applicable, in its sole discretion. In making such determination, the Committee or the Board, as applicable, may use any of the reasonable valuation methods defined in Treasury Regulation Section 1.421-7(e)(2).

2.13	“Grant Date” as used with respect to Options and Stock Only Stock Appreciation Rights, means the date as of which such Options and Stock Only Stock Appreciation Rights are granted by the Committee or the Board, as applicable, pursuant to the Plan.

2.14	“Incentive Stock Option” or “ISO” means an Option conforming to the requirements of Section 422 of the Code.

2.15	“Long-Term Compensation” means an annual compensation amount determined by the Committee or the Board, as applicable, for each Participant and delivered in the form of Options, Stock Only Stock Appreciation Rights, Performance Share Units, or Restricted Stock at the discretion of the Committee or the Board.

2.16	“Non-Employee Director” shall have the meaning set forth in Rule 16b-3 or its successors promulgated under the Act.

2.17	“Nonqualified Stock Option” or “NQO” means an Option granted pursuant to the Plan other than an Incentive Stock Option.

Appendix B
AMENDED 2005 LONG-TERM PERFORMANCE COMPENSATION PLAN
2.18	“Option” means an option to purchase Common Shares granted by the Committee or the Board pursuant to the Plan, which may be designated as either an “Incentive Stock Option” or a “Nonqualified Stock Option.”

2.19	“Participant” has the meaning set forth in Section V hereof.

2.20	“Performance Goals” means specific, objective financial performance measures set by the Committee or the Board with respect to an individual Participant or group of Participants.

2.21	“Performance Share Units” or “PSUs” has the meaning set forth in Section XI.

2.22	“Performance Period” means the appropriate period over which performance is to be measured as established by the Committee or Board in its sole discretion.

2.23	“Permitted Transferee” means, with respect to any Award (a) transferees by will or the laws of descent and distribution, (b) beneficiaries designated in writing by a Participant in a manner specified by the Board or the Committee and received prior to the Participant’s death and effective only upon such death, and (c) if the Award or the agreement upon which the Award is issued expressly permits, and so long as such transfer is made without consideration (i) a Participant’s Immediate Family, (ii) a trust solely for the benefit of the Participant’s Immediate Family, (iii) a partnership whose only partners are members of the Participant’s Immediate Family. The term “Immediate Family” means a Participant’s spouse and lineal ascendants and descendants, and adopted children.

2.24	“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, an unincorporated organization and any other entity or group.

2.25	“Plan” or “Amended Plan” means The Andersons, Inc. 2005 Long-Term Performance Compensation Plan, effective upon approval by the Company’s shareholders at their annual meeting on May 6, 2005, as set forth herein and as may be amended from time to time, subject to Section 15.1 hereof.

2.26	“Prior Plan” means The Andersons, Inc. Amended and Restated Long-Term Performance Compensation Plan dated December 14, 2002 which shall terminate upon approval by the Company’s shareholders of the Plan as set forth herein.

2.27	“Restricted Share Awards” has the meaning set forth in Section XII.

2.28	“Retirement” means a Participant’s voluntarily leaving the employment of the Company upon or after his or her sixtieth birthday which is the earliest date a Participant would have a vested right to an accrued benefit under the Company’s Retiree Healthcare Program or any other voluntary termination of a Participant’s employment with the approval of the Committee or the Board.

2.29	“Stock Only Stock Appreciation Rights” or “SOSARs” has the meaning set forth in Section IX.

Appendix B
AMENDED 2005 LONG-TERM PERFORMANCE COMPENSATION PLAN
2.30	“Subsidiary” means a subsidiary corporation as defined in Section 424(f) of the Code.

2.31	“Target Performance Award” means a portion of a Participant’s Long-Term Compensation, as determined by the Committee or the Board, expressed as a specific dollar amount or as a number of Common Shares based upon the Fair Market Value of the Common Shares on the first day of the Performance Period.

2.32	“Terminated for Cause” or “Termination for Cause” means the termination of employment of a Participant by the Company for reasons of Cause.

2.33	“Terminated Without Cause” or “Termination Without Cause” means a Participant’s leaving the employment of the Company due to (a) the employee voluntarily terminates employment, other than in the face of imminent Termination for Cause, (b) death of the employee, (c) the employee’s Disability, (d) the employee’s Retirement, (e) the employee is terminated by the Company for reasons other than Cause.

2.34	“Vesting Period” means the appropriate period of time that active employment or service to the Company must be completed in order for restrictions to lapse on the sale of previously awarded Restricted Shares as established by the Committee or Board in its sole discretion.
SECTION III
Administration of the Plan
3.1	The Committee. The Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. At all times during which the Company has a class of securities registered under Section 12 of the Act, the Committee shall consist of not less than three Non-Employee Directors and the Committee shall be comprised solely of Non-Employee Directors who are both “Non-Employee Directors” under Rule 16b-3 promulgated under the Act and “outside directors” within the meaning of Code Section 162(m).

3.2	Authority of the Committee and the Board. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power (a) to determine which employees shall be granted Awards, (b) to prescribe the terms, conditions and vesting schedule, if any, of such Awards, (c) to determine the amount and form of Awards granted to Participants, (d) to interpret the Plan and the Awards, (e) to adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) to interpret, amend or revoke any such rules subject to Section 12.1 hereof. All powers which are vested in the Committee hereunder may also be exercised by the full Board of Directors, at its discretion. In the event of a conflict between actions taken by the Committee and the full Board, the action taken by the full Board shall control.

The Committee and the Board, in their sole discretion and on such terms and conditions as they may provide, may delegate their duties in order to provide for the day-to-day administration of the Plan.

Appendix B
AMENDED 2005 LONG-TERM PERFORMANCE COMPENSATION PLAN
The Committee shall control the general administration of the Plan with all powers necessary to enable it to carry out its duties in that respect; provided, however, that neither the Committee nor the Board may delegate its authority and powers (a) with respect to Persons subject to Section 16 of the Act (other than by the Board to the Committee) or (b) in any way which is impermissible under Code Section 162(m) or the rules and regulations promulgated thereunder.

3.3	Decisions Binding. All determinations and decisions made by the Committee or the Board shall be final, conclusive, and binding on all Persons, and shall be given the maximum deference permitted by law.
SECTION IV
Shares Subject to the Plan
4.1	Shares Subject to Plan. The Company shall reserve for issuance under the Plan 1,326,000 newly authorized Common Shares (the “Plan Shares”) Plan Shares may be Common Shares now or hereafter authorized yet not issued or Common Shares already authorized, issued and owned or purchased by the Company. If and to the extent that any rights with respect to Plan Shares shall not be exercised by, or paid to, any Participant for any reason or if such rights shall terminate as provided herein, Plan Shares that have not been allocated to such Participant under the Plan shall again become available for allocation to Participants as provided herein.

4.2	Change in Capitalization In the event of a change in the capitalization of the Company due to a share split, share dividend, recapitalization, merger, consolidation, combination, or similar event or as the Committee or the Board shall in its sole discretion deem appropriate, the aggregate number of Plan Shares and the terms of any existing Awards shall be adjusted by the Committee or the Board to reflect such change.
SECTION V
Eligibility
The Committee and the Board shall each have the discretion to select directors, officers and employees of the Company for participation in the Plan. The discretion of the Committee and the Board to select such Participants shall be absolute and no person otherwise eligible for participation shall have any right to participate. Only persons so selected shall be deemed “Participants” for purposes hereof.
SECTION VI
Vesting
6.1	General. Awards granted under the Plan shall vest at such times, and be subject to such restrictions and conditions, as the Committee or the Board, as applicable, shall determine in its sole discretion.

6.2	Special Vesting Events.
a.	Death, Retirement, Disability, or Termination Without Cause as a result of Sale of a Business Unit

Appendix B
AMENDED 2005 LONG-TERM PERFORMANCE COMPENSATION PLAN
     Options and Stock Only Stock Appreciation Rights (“SOSARs). Regardless of any vesting conditions established by the Committee or Board, any unvested Awards shall vest immediately and full. The Awards will expire on the earlier of (a) the original expiration date for such award, and (b) one year from the date of such event.
     Restricted Share Awards Regardless of any vesting conditions established by the Committee or the Board, any unvested Awards will become fully vested and all restrictions shall lapse as of the date of such event, making the Common Shares fully available and unrestricted as of the effective date of such event. Shares attributable to Restricted Stock Awards shall be issued as soon as practicable thereafter.
     Performance Share Units (“PSUs”) Unvested Award shall remain subject to the Performance Goals and Performance Period set forth in the Award agreement. The original number of PSUs granted and detailed in the Award agreement subject to performance vesting at the end of the Performance Period shall be adjusted to a number proportionate to the number of months of service, rounded to the nearest whole month, the Participant was actively employed during the Performance Period.
b.	Change in Control
     Options and Stock Only Stock Appreciation Rights Regardless of any vesting conditions established by the Committee or Board, any unvested Awards shall be immediately and fully vested on the date of such event. The Awards shall expire in accordance with the expiration provisions set forth in the Award agreement.
     Restricted Share Awards Regardless of any restrictions and vesting conditions established by the Committee or Board, any unvested Awards shall become fully vested and all restrictions will lapse on the date of such event, making the Common Shares fully available and unrestricted as of the effective date of such event. Shares attributable to Restricted Stock Awards shall be issued as soon as practicable thereafter.
     Performance Share Units Regardless of any restrictions and vesting conditions established by the Committee or Board, any unvested Awards shall be immediately vested on the date of such event. For Award calculation purposes all Performance Goals applicable to such PSUs shall be deemed fully achieved. Participants shall receive one Common Share for each PSU granted and unvested as of the effective date of such event. Shares attributable to PSUs shall be issued as soon as practicable thereafter.
Nothing in this Section VI shall be construed as limiting a Participant’s opportunity to earn the reminder of his or her PSU Award for such Performance Period if the Company continues to maintain the plan after such Change in Control, or to earn additional PSU Awards in the event the Company institutes a new Award plan after such Change in Control.
c.	Voluntary Termination of Employment Without Cause.
     Options and Stock Only Stock Appreciation Rights Options and SOSARs held by Participants whose active employment is terminated voluntarily shall expire on the earlier of (a) the original expiration date for such Award and (b) one year from the date of such event. Unvested options and SOSARs shall continue to vest through to the end of such expiration

Appendix B
AMENDED 2005 LONG-TERM PERFORMANCE COMPENSATION PLAN
period. At the end of such adjusted vesting period, any unvested Awards remaining shall be forfeited.
     Restricted Stock Awards. Any unvested Awards shall be forfeited at the end of termination of employment.
     Performance Share Units Any unvested Awards shall be forfeited at the end of termination of employment.
d.	Termination For Cause.
     Options and Stock Only Stock Appreciation Rights Any vested or unvested Awards shall be forfeited immediately, and any vesting period shall immediately expire.
     Restricted Stock Awards. Any unvested Awards shall be forfeited immediately.
     Performance Share Units Any unvested Awards shall be forfeited immediately.
6.3	Effect of Position Change. If the Participant has a job reclassification, job reassignment, or a change in employment status (a) a Participant’s Awards, except as otherwise described in this paragraph, shall not be reduced or retroactively terminated, (b) a Participant’s PSUs shall be prorated based on the number of months rounded to the nearest whole month, in an eligible classification, job or status, and (c) at the discretion of the Committee or Board, a Participant’s Performance Goals may be adjusted or his/her Awards vested, in whole or in part.
SECTION VII
Non-transferability of Awards
Awards granted under the Plan shall not be transferable other than to Permitted Transferees. Each Permitted Transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer.
SECTION VIII
Stock Options
8.1	Grant of Options. Options may be granted to Participants, subject to the provisions of the Plan, at any time and from time to time, as determined in the sole discretion of the Committee or the Board. The Committee or the Board, as applicable, shall in its sole discretion, determine the number of Options granted to each Participant; provided, however, that in any one calendar year, no one Participant shall be granted Options to purchase a number of Common Shares in excess of 150,000. Options granted may be ISOs, NQOs, or a combination thereof.

8.2	Option Agreement. Each Option shall be evidenced by a written option agreement (an “Option Agreement”) that shall specify the Option price, the expiration date of the Option, the number of shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Option Agreement also shall specify whether the Option is intended to be an ISO or a NQO.

8.3	Option Price. The price for each Common Share deliverable upon the exercise of an Option (the “Option Price”) shall not be less than 100% of the Fair Market Value of the Company’s Common Shares as of the date the Option is granted; provided, however, that with respect to ISOs, if at the

Appendix B
AMENDED 2005 LONG-TERM PERFORMANCE COMPENSATION PLAN
time that an ISO is granted, the Participant (together with Persons whose share ownership is attributable to the Participant pursuant to Section 424(d) of the Code) owns shares possessing more than 10% of the total combined voting power of all classes of the Company’s or any of its Subsidiaries’ capital shares, the Option Price of the ISO shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a share on the date that the ISO is granted.

8.4	Exercise of Options. Options granted under the Plan shall be exercisable at such times, and subject to such restrictions and conditions, as the Committee or the Board, as applicable, shall determine in its sole discretion, subject to Plan Section VI. A Person electing to exercise an Option shall give written notice of such election to the Company in such form as the Committee or the Board, as applicable, may require.

8.5	Expiration of Options. Each Option shall terminate upon the first to occur of the events listed in this section.
(a)	the date for termination of such Option set forth in the Option Agreement applicable to such Option;

(b)	the expiration of ten (10) years from the date such Option was granted;

(c)	the expiration of one year from the date of the Participant’s Termination Without Cause, it being understood that the exercise of an Incentive Stock Option at any time after ninety (90) days from the date of such Termination Without Cause shall result in the loss of favorable tax treatment for the Participant with respect to such ISO under the Code;

(d)	immediately upon any Termination For Cause.
8.6	Payment. The Option Price upon exercise of any Option shall be payable to the Company in full in cash. The Committee or the Board also may, in its sole discretion, permit exercise (a) by tendering previously acquired Common Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Common Shares which are tendered must have been held by the Participant or his or her Permitted Transferees for at least six (6) months prior to their tender to satisfy the Option Price), or (b) by any other means which the Committee or the Board determines, in its sole discretion, to both provide legal consideration for the Common Shares and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Common Shares purchased, the Company shall deliver to the Participant or his or her Permitted Transferees certificates (in the Participant’s or such Permitted Transferee’s name) representing such Common Shares.

8.7	Certain Additional Provisions for Incentive Stock Options.

Appendix B
AMENDED 2005 LONG-TERM PERFORMANCE COMPENSATION PLAN
(a)	The aggregate Fair Market Value (determined at the time the Option is granted) of the Common Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year shall not exceed $100,000.

(b)	ISOs may be granted only to persons who are employees of the Company at the time of grant.

(c)	No ISO may be exercised after the expiration of ten years from the date such ISO was granted; provided, however, that if the ISO is granted to a Participant who, together with Persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code, owns shares possessing more than 10% of the total combined voting power of all classes of the Company’s or any of its Subsidiaries’ capital shares, the ISO may not be exercised after the expiration of five years from the date that it was granted.
SECTION IX
Stock Only Stock Appreciation Rights
9.1	Grant of Stock Only Stock Appreciation Rights (“SOSARs”). SOSARs are awards granting Participants a right to receive an amount of Common Shares determined by the increase in Fair Market Value of the Company’s Common Shares. SOSARs may be granted to Participants, subject to the provisions of the Plan, at any time and from time to time, as determined in the sole discretion of the Committee or the Board. The Committee or the Board, as applicable, shall in its sole discretion, determine the number of SOSARs granted to each Participant. In no event will any SOSARs be granted with respect to any shares that are not traded on an established securities exchange.

9.2	SOSAR Agreement. Each SOSAR shall be evidenced by a written SOSAR Agreement (an “SOSAR Agreement”) that shall specify the grant price, the expiration date of the SOSAR, the number of SOSARs granted, any conditions to exercise of the SOSAR, including when the right to exercise becomes vested, and such other terms and conditions as the Committee, in its discretion, shall determine.

9.3	SOSAR Price. Each SOSAR granted shall have a grant price equal to the Fair Market Value as of the date of grant (“Grant Price”). The grant price shall be used to determine the value of the payment that is due upon exercise of the SOSAR.

9.4	Exercise of SOSARs. SOSARs granted under the Plan shall be exercisable at such times after vesting, and subject to such restrictions and conditions, as the Committee or the Board, as applicable, shall determine in its sole discretion. A Person electing to exercise a SOSAR shall give written notice of such election to the Company in such form as the Committee or the Board, as applicable, may require.

9.5	Expiration of SOSAR. Each vested SOSAR shall terminate upon the first to occur of the events listed in this section.

Appendix B
AMENDED 2005 LONG-TERM PERFORMANCE COMPENSATION PLAN
(a)	the date for termination of such SOSAR set forth in the SOSAR Agreement applicable to such SOSAR;

(b)	the expiration of ten (10) years from the date such SOSAR was granted;

(c)	the expiration of one year from the earliest of the date of the Participant’s Termination Without Cause.

(d)	immediately upon any Termination For Cause.
For purposes of this section, sale of the Participant’s business unit shall be treated as a termination of employment. Further, if subsequent to a termination of employment, death, Disability or Retirement, but before SOSARs are exercised, it is determined by the Committee that the Participant could have been terminated for Cause, due to actions or activities undertaken by the Participant before or after termination of employment, death, Disability, or Retirement, any remaining unexercised SOSARs shall expire.

9.6	Payment. The value payable upon exercise of a SOSAR (a) shall be equal to: (i) the Fair Market Value at the exercise date minus (ii) the Grant Price and (b) shall only be payable in Common Shares that are tradable on an established securities exchange; however, any fractional share may be paid in cash. For purposes of satisfying any withholding tax obligation, the Participant may elect at the date of exercise, subject to rules and procedures established by the Committee or the Board, to have any SOSAR value payable reduced by the amount of any withholding taxes.

As soon as practicable after receipt of a written notification of exercise, the Company shall deliver to the Participant or his or her Permitted Transferees certificates (in the Participant’s or such Permitted Transferee’s name) representing such Common Shares.
SECTION X
Compensation Payable in Common Shares, Options, or SOSARs
The Committee or the Board may, at any time and from time to time, at the request of a Participant, designate that a portion of such Participant’s compensation otherwise payable in cash be payable in Common Shares, Options or SOSARs. The Committee or the Board, as applicable, shall have the sole discretion to determine the value of the Common Shares, Options, or SOSARs so payable and the terms and conditions under which such Common Shares shall be issued or such Options or SOSARs shall be granted.
SECTION XI
Performance Share Units (“PSUs”)
11.1	Establishing Performance Share Units Awards. The Committee or the Board may, at any time and from time to time, grant awards of Performance Share Units (“PSUs”), to Participants on a contingency basis. Each PSU shall give the Participant the right to receive one Common Share, or a fraction thereof, dependent on achievement of specified performance results over a Performance

Appendix B
AMENDED 2005 LONG-TERM PERFORMANCE COMPENSATION PLAN
Period established by the Committee or Board. The Committee or the Board, as applicable, shall have complete discretion in determining the size and composition of PSUs to be granted to a Participant or group of Participants and the appropriate Performance Period. Prior to each Performance Period, the Committee or the Board shall determine (a) the PSU Award available for each Participant or group of Participants, (b) specific Performance Goals to be achieved during the Performance Period, and (c) the percentage of Performance Awards to be paid in relation to various Performance Goals achieved during the Performance Period. The PSUs awarded under the Plan shall comply with such other terms and conditions not inconsistent with the terms of this Plan as the Committee or Board in its discretion, shall establish.

11.2	Must Achieve Threshold Performance. No individual PSUs will be paid under the Plan with respect to any Performance Period unless the Company as a whole achieves a threshold level of performance during such Performance Period, as specified by the Committee or the Board, as applicable.

11.3	Payment of Earned PSUs. PSUs earned under the Plan will be delivered to Participants in the form of Common Shares and payable at such date or dates after the Performance Period established at the discretion of the Committee or the Board. In order to avoid deferral of compensation, it is intended that any payment by issuance of Common Shares be closely after the end of the Performance Period and no later than 75 days following the conclusion of the Performance Period.

No payment will be required from the Participant upon the issuance or delivery of any Common Shares, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld.

11.4	Vesting of PSUs. In order to be eligible to receive any payment earned based on a PSU, a Participant must be actively employed by the Company as of the end of the Performance Period except as set forth in Section VI or in the award agreement for the PSUs, Participants in the Plan have no vested rights to PSUs earned under the Plan until the end of the Performance Period. Additional exceptions to the conditions set forth in paragraphs (11.1) and (11.2) above may be made by the Committee or the Board, in their sole discretion.

11.5	Mid-hires or Transfers. An employee of the Company who becomes a Participant on or before June 30 of any calendar year will be eligible to participate in the Plan and be awarded PSUs effective with the Performance Period beginning immediately prior to the date such employee becomes an active Participant. Such Participant’s PSUs award will be prorated to reflect the number of days rounded to the nearest whole month of active employment during the initial Performance Period. Employees hired after June 30 of any year will not be eligible to participate in the Plan until the commencement of the next Performance Period immediately following the date such employee begins employment with the Company.

11.6	Rights as a Shareholder. A Participant granted PSUs shall not be entitled to any shareholder rights with respect to Common Shares subject to the PSU Award, during the applicable Performance Period, including the right to receive dividends or to vote the Common Shares subject to the PSU.

Appendix B
AMENDED 2005 LONG-TERM PERFORMANCE COMPENSATION PLAN
11.7	Equivalent Dividends. If any dividends are paid with respect to Common Shares during the Performance Period, additional PSUs shall be awarded at the end of the Performance Period to each Participant having PSUs at such dividend dates equivalent to the Common Shares that could be purchased with the dividends that would have been paid had the Participant’s PSUs been Common Shares. Any such additional PSUs awarded shall be subject to the same terms, conditions and restrictions as the underlying PSUs that resulted in the additional PSUs. For this purpose, it is permissible to award fractional shares, although any payment of the Award when earned shall have the number of shares rounded to the nearest whole share.
SECTION XII
Restricted Share Awards
12.1	Establishing Restricted Share Awards. Restricted Shares are Awards of Common Stock to one or more Participants, the actual issuance of which is subject to certain restrictions and contingencies, as the Committee or the Board may, at any time and from time to time establish. The Committee or the Board, as applicable, shall have complete discretion in determining the size and composition of Restricted Shares to be granted to a Participant or group of Participants and the terms and conditions of such grant.

Each Restricted Share Award granted under the Plan shall be evidenced by an agreement in such form as the Committee or Board shall prescribe from time to time and shall be registered on the books of the Company as represented by the registrar and transfer agent in book form. The Restricted Share Awards shall comply with such other terms and conditions not inconsistent with the terms of this Plan as the Committee or Board in its discretion, shall establish.

12.2	Prohibition on Disposition. Any attempt to dispose of Restricted Shares in contravention of such restrictions shall be null and void and without effect. The Restricted Shares shall be registered in book form on the books of the Company until the Vesting Period on the restrictions has lapsed.

12.3	Payment of Earned Awards. Upon the expiration of the Vesting Period or termination of the restrictions prescribed by the Committee or the Board, the restrictions applicable to the Restricted Share Awards shall lapse and one or more certificates for the number of aggregate Common Shares due shall be delivered, free and clear of all restrictions, except those that may be imposed by law, to the Participant or the Participant’s beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional Common Shares but will pay, in lieu thereof, the Fair Market Value (determined as of the date the restrictions end) of such fractional share to the Participant or the Participant’s beneficiary or estate, as the need may be.

No payment will be required from the Participant upon the issuance or delivery of any Restricted Shares, except that any amount necessary to satisfy applicable federal, state or local tax withholding requirements shall be required to be paid.

12.4	Dividends. Dividends paid on Restricted Share Awards shall be either paid at the dividend payment date in cash or in shares of unrestricted Common Shares having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or

Appendix B
AMENDED 2005 LONG-TERM PERFORMANCE COMPENSATION PLAN
value thereof automatically reinvested in additional Restricted Shares or other investment vehicles as the Committee or Board shall prescribe. Shares distributed in connection with a Common Share split or dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Share Awards with respect to which such Shares or other property has been distributed unless otherwise determined by the Committee or the Board.

12.5	Rights as a Shareholder. A Participant shall have the right to receive dividends, as described in paragraph 12.4, on Common Shares subject to the Restricted Share Award during the Vesting Period to vote the Shares subject to the Restricted Share Award and to enjoy all other shareholder rights, except that the Participant shall not be entitled to delivery of the share certificates until the applicable restriction period shall have lapsed.
SECTION XIII
No Right to Continued Employment
Participation in the Plan shall confer no rights to continued employment with the Company, nor shall it restrict the rights of the Company to terminate a Participant’s employment relationship at any time for cause or without cause.
SECTION XIV
Withholding Taxes
As a condition of delivery of Common Shares upon exercise of an Option or SOSAR, the issuance of Common Shares as share restrictions are lifted, or the issuance of Common Shares as payment of a PSU Award, the Company shall be entitled to require that the Participant and/or his or her Permitted Transferees (without regard to whether the Participant has transferred the Award in accordance with the Plan) satisfy federal, state and local tax withholding requirements as follows:
(a)	Cash Remittance. Whenever Common Shares are to be issued upon the exercise of an Option, or SOSAR or when restrictions lapse regarding Restricted Shares, or in payment of an earned PSU amount, the Company shall have the right to require the Participant and/or his or her Permitted Transferees to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise or payment, prior to the delivery of any certificate or certificates for such shares. In addition, the Company shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements.

(b)	Share Withholding or Remittance. In lieu of the remittance required by Section XIV(a) hereof or, if greater, the Participant’s estimated federal, state and local tax obligations associated with an Award hereunder, a Participant who is granted an Award and a Permitted Transferee may, to the extent approved by the Committee or the Board, irrevocably elect by written notice to the Company at the office of the Company designated for that purpose, to have the Company withhold from any Award hereunder Common Shares having a Fair

Appendix B
AMENDED 2005 LONG-TERM PERFORMANCE COMPENSATION PLAN
Market Value as of the date on which any such tax is determined equal to the amount to be withheld, if any, rounded up to the nearest whole share attributable to such exercise, occurrence or grant; provided, however, that no election made by a Participant to have Common Shares withheld from any Award shall be effective with respect to an Award which was transferred by such Participant to a Permitted Transferee or otherwise.

(c)	Participants Subject to Section 16(b). Notwithstanding any other provision herein, a share withholding election in connection with the exercise of an Option may be made by a Participant who is subject to Section 16(b) of the Act subject to the following additional restrictions: (1) it may not be made within six months after the grant of such Option (except in the case of the Death or Disability of the Participant) and (2) it must be made either (a) six months or more prior to the date as of which the amount of tax to be withheld is determined (the “Tax Date”), or (b) within a ten day “window period” preceding the Tax Date beginning on the third business day following the release of the Company’s quarterly or annual summary statement of sales and earnings.
SECTION XV
Amendment or Termination of the Plan
15.1	Amendment. The Board may, from time to time but not more often than once every six months (other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder), amend, modify or suspend the Plan, but no such amendment, modification or suspension without the approval of the shareholders shall increase the maximum number (determined as provided in the Plan) of Plan Shares, other than as provided in Section 4.2 hereof. The Committee or the Board shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Company or that may be authorized or made desirable by such laws.

15.2	Termination. The Plan shall terminate on May 6, 2015; provided, however, that the Plan shall be subject to termination prior to such date on the date set forth in a resolution of the Board terminating the Plan. No termination of the Plan shall materially alter or impair the right of any Participant to receive Awards previously granted hereunder without such Participant’s consent. All Awards granted hereunder shall continue to be valid and binding obligations of the Company going forward on the same terms and conditions as set forth herein and in the applicable Award Agreements.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee or the Board shall make such adjustment as it deems appropriate in the number and kind of Plan Shares, and in the exercise price of outstanding Options and SOSARs. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding Options and SOSARs and Performance Restricted Share Units, and Restricted Share Awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee or the Board prior to such event, be

Appendix B
AMENDED 2005 LONG-TERM PERFORMANCE COMPENSATION PLAN
assumed by the surviving or continuing corporation or cancelled in exchange for property (including cash) in amounts determined by the Committee or the Board.

PROXY — THE ANDERSONS, INC.
[Name And address of shareholder]
Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 Hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the internet or telephone must be received by 12:01 a.m., Central Time, on MAY 9, 2008.
Vote using the Internet
•	Log on to the Internet and go to www.envision.com/ANDE

•	Follow the steps outlined on the secured website.
Vote by Telephone
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERENT OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A. Proposals — The Board of directors recommends a vote FOR all the nominees listed and FOR Proposals 2-4.
1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Michael J. Anderson	☐	☐	02 - Richard P. Anderson	☐	☐	03 - Catherine M. Kilbane	☐	☐
04 - Robert J. King, Jr.	☐	☐	05 - Paul M. Kraus	☐	☐	06 - Ross W. Manire	☐	☐
07 - Donald L. Mennel	☐	☐	08 - David L. Nichols	☐	☐	09 - Dr. Sidney A. Ribeau	☐	☐
08 - Charles A. Sullivan	☐	☐	11 - Jacqueline F. Woods	☐	☐

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year ending December 31, 2008.	For ☐	Against ☐	Abstain ☐
3.	Proposal to amend the Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock, no par value to 75,000,000 shares, with no change to the authorization to issue 1,000,000 preferred shares, no par value.	☐	☐	☐
4.	Approval of an amendment to the 2005 Long-Term Performance Compensation Plan.	☐	☐	☐
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A-C ON BOTH SIDES OF THIS CARD.

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS
Location: The Andersons Inc. General Office Building, 480 W. Dussel Dr., Maumee OH 43537; 8:00 a.m. Local Time Proxy solicited by Board of Directors for Annual Meeting – May 9, 2008
Dale Fallat, Naran Burchinow and Matthew C. Anderson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of The Andersons, Inc. to be held on May 9, 2008 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote for (a) the election of eleven Directors to hold office for a one-year term, (b) ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year ending December 31, 2008, (c) ratification of the amendment of the Restated and Amended Articles of Incorporation to increase the number of authorized shares to 76,000,000, comprising 75,000,000 common shares, and 1,000,000 preferred shares, and (d) approval of an amendment to the 2005 Long-Term Performance Compensation Plan.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
Important - This proxy must be signed and dated on the reverse side. THANK YOU FOR VOTING.
IF YOU HOLD SHARES THROUGH A BROKERAGE FIRM, IN YOUR OWN NAME, OR THROUGH THE 401K, YOU MAY HAVE MORE THAN ONE PROXY TO COMPLETE.
IF VOTING BY U.S. MAIL, PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE ON OR BEFORE April 27, 2008.
B. Non-Voting Items
Change of address — Please print new address below.
[                                                                                                                     ]
Meeting Attendance Mark this box with an X if you plan to attend the Annual Meeting. ☐
C.	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below
Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyy) - Please print date below.
[ / / ]

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box
[ ]	[ ]

[Name And address of shareholder]
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒
Annual Meeting Proxy Card
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A. Proposals — The Board of directors recommends a vote FOR all the nominees listed and FOR Proposals 2-4.
1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Michael J. Anderson	☐	☐	02 - Richard P. Anderson	☐	☐	03 - Catherine M. Kilbane	☐	☐
04 - Robert J. King, Jr.	☐	☐	05 - Paul M. Kraus	☐	☐	06 - Ross W. Manire	☐	☐
07 - Donald L. Mennel	☐	☐	08 - David L. Nichols	☐	☐	09 - Dr. Sidney A. Ribeau	☐	☐
08 - Charles A. Sullivan	☐	☐	11 - Jacqueline F. Woods	☐	☐

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year ending December 31, 2008.	For ☐	Against ☐	Abstain ☐
3.	Proposal to amend the Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock, no par value to 75,000,000 shares, with no change to the authorization to issue 1,000,000 preferred shares, no par value.	☐	☐	☐
4.	Approval of an amendment to the 2005 Long-Term Performance Compensation Plan.	☐	☐	☐
     IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A-B ON BOTH SIDES OF THIS CARD.

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS
Location: The Andersons Inc. General Office Building, 480 W. Dussel Dr., Maumee OH 43537; 8:00 a.m. Local Time Proxy solicited by
Board of Directors for Annual Meeting — May 9, 2008
Dale Fallat, Naran Burchinow and Matthew C. Anderson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of The Andersons, Inc. to be held on May 9, 2008 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote for (a) the election of eleven Directors to hold office for a one-year term, (b) ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year ending December 31, 2008, (c) ratification of the amendment of the Restated and Amended Articles of Incorporation to increase the number of authorized shares to 76,000,000, comprising 75,000,000 common shares, and 1,000,000 preferred shares, and (d) approval of an amendment to the 2005 Long-Term Performance Compensation Plan.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
Important - This proxy must be signed and dated on the reverse side. THANK YOU FOR VOTING.
IF YOU HOLD SHARES THROUGH A BROKERAGE FIRM, IN YOUR OWN NAME, OR THROUGH THE 401K, YOU MAY HAVE MORE THAN ONE PROXY TO COMPLETE.
IF VOTING BY U.S. MAIL, PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE ON OR BEFORE April 27, 2008.
B. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyy) - Please print date below.
[ / / ]

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box
[ ]	[ ]